Exhibit 1.1

UNDERWRITING AGREEMENT

February 10, 2021

Brookfield Investments Corporation

Brookfield Place, 181 Bay Street

Suite 300

Toronto, Ontario

M5J 2T3

BPY Holdings Inc.

Brookfield Place, 181 Bay Street

Suite 300

Toronto, Ontario

M5J 2T3

BPY Canada Investor Inc.

Brookfield Place, 181 Bay Street

Suite 300

Toronto, Ontario

M5J 2T3

Brookfield International Limited

Brookfield Place, 181 Bay Street

Suite 300

Toronto, Ontario

M5J 2T3

Brookfield Holdings (Alberta) Limited

4906 Richard Road SW

Calgary, Alberta

AB T3E 6L1

Brookfield Financial Real Estate Holdings Inc.

Brookfield Place, 181 Bay Street

Suite 300

Toronto, Ontario

M5J 2T3

Brookfield Renewable Corporation

250 Vesey Street, 15th Floor

New York, New York

10281

Brookfield Renewable Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12

Bermuda

-and-

For purposes of Section 17.1 only

Brookfield Renewable Power Inc.

Brookfield Place, 181 Bay Street

Suite 300

Toronto, Ontario

M5J 2T3

BREP Holding L.P.

73 Front Street, 5th Floor

Hamilton, HM 12

Bermuda

Dear Sirs/Mesdames:

Re:     Secondary Offering of 15,000,000 Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation by Brookfield Investments Corporation, BPY Holdings Inc., BPY Canada Investor Inc., Brookfield International Limited, Brookfield Holdings (Alberta) Limited and Brookfield Financial Real Estate Holdings Inc.

Barclays Capital Inc. (“Barclays”) and J.P. Morgan Securities LLC (“JPM”, and together with Barclays, the “Representatives”), Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc., HSBC Securities (USA) Inc., National Bank Financial Inc., RBC Dominion Securities Inc., TD Securities Inc., Wells Fargo Securities Canada, Ltd., Merrill Lynch Canada Inc., Citigroup Global Markets Canada Inc., Credit Suisse Securities (Canada), Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc. (each of the foregoing, an “Underwriter”, and, collectively, the “Underwriters”) understand that through the Underwriters, Brookfield Investments Corporation (“BIC”), BPY Holdings Inc., BPY Canada Investor Inc., Brookfield International Limited, Brookfield Holdings (Alberta) Limited and Brookfield Financial Real Estate Holdings Inc. (collectively, the “Selling Securityholders”) propose to sell in aggregate (a) 15,000,000 class A exchangeable subordinate voting shares (the “Exchangeable Shares”) of Brookfield Renewable Corporation (“BEPC”) and (b) up to 2,250,000 Additional Exchangeable Shares (as defined herein) pursuant to the Over-Allotment Option (as defined herein) (collectively, the “Offering”) having the attributes substantially as described in and contemplated by the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus (each as defined herein). Each Exchangeable Share and Additional Exchangeable Share, if any, is exchangeable at the option of the holder for one non-voting limited partnership unit (each, a “Unit” and collectively, the “Units”) of Brookfield Renewable Partners L.P. (the “Partnership” and together with BEPC, “Brookfield Renewable”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Renewable).

Subject to the terms and conditions set forth in this Agreement, the Underwriters severally (in accordance with the percentages set forth in Section 20.1) and not jointly offer to purchase from the Selling Securityholders, and each Selling Securityholder hereby agrees to sell to the Underwriters, all but not less than all of the Exchangeable Shares at a purchase price of $51.50 per Exchangeable Share (the “Offering Price”), for an aggregate purchase price of $772,500,000 (the “Purchase Price”). In addition, BIC hereby grants to the Underwriters the Over-Allotment Option (as defined herein) and agrees to sell to the Underwriters the Additional Exchangeable Shares on the same basis as the purchase of the Exchangeable Shares, to the extent that the Over-Allotment Option is exercised by the Underwriters.

In consideration of the agreement of the Underwriters to purchase the Exchangeable Shares and the Additional Exchangeable Shares (if applicable) and the services rendered and to be rendered by the Underwriters in connection herewith, the Selling Securityholders agree to pay the Underwriting Fee (as defined herein) to the Underwriters. Payment of the Purchase Price and the Additional Purchase Price (as defined herein), if applicable, by the Underwriters and of the Underwriting Fee payable in connection therewith by each of the Selling Securityholders will be made at the Closing Time (as defined herein) or the Over-Allotment Option Closing Time (as defined herein), as applicable, at the offices of Torys LLP in Toronto, Ontario against delivery by each of the Selling Securityholders of the Exchangeable Shares and Additional Exchangeable Shares, if any, with any transfer taxes payable in connection with the sale of such Exchangeable Shares and Additional Exchangeable Shares, if any, duly paid by the Selling Securityholders. All dollar amounts referred to herein are expressed in United States dollars and “$” shall mean United States dollars, except where otherwise indicated.

The following are the terms and conditions of the agreement among each of the Selling Securityholders, BEPC, the Partnership and the Underwriters, and for purposes of Section 17.1 only, Brookfield Renewable Power Inc. (“BRPI”) and BREP Holding L.P. (“BREP”).

1	Definitions

1.1	Unless otherwise defined in this Agreement, the following terms shall have the following meanings, respectively:

(a)

“430A Information” means the information included in a prospectus deemed, pursuant to Rule 430A, to be a part of the U.S. Registration Statement at the time the SEC declared the U.S. Registration Statement effective;

(b)

“this Agreement”, “hereto”, “herein”, “hereunder”, “hereof” and similar expressions refer to the agreement resulting from the acceptance by each of the Selling Securityholders, BEPC and the Partnership of this offer and not to any particular Section or other portion of this Agreement;

(c)	“Additional Exchangeable Shares” has the meaning ascribed thereto in Section 5.1 hereof;

(d)	“Additional Purchase Price” has the meaning ascribed thereto in Section 5.1 hereof;

(e)	“affiliate” has the meaning set forth in Rule 405 under the Securities Act;

(f)	“Agreements and Instruments” has the meaning ascribed thereto in Section 11.1(j) hereof;

(g)	“Applicable Indemnifying Party” has the meaning ascribed thereto in Section 18.3;

(h)	“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

(i)	“Applicable Time” has the meaning ascribed thereto in Section 3.3(a) hereof;

(j)	“Audit Committees” has the meaning ascribed thereto in Section 11.1(t) hereof;

(k)	“Barclays” has the meaning ascribed thereto in the first paragraph of this Agreement;

(l)	“BEPC” has the meaning ascribed thereto in the first paragraph of this Agreement;

(m)	“BRELP” means Brookfield Renewable Energy L.P.;

(n)	“business day” means a day other than a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario or New York, New York;

(o)

“Canadian Preliminary Supplement” means the preliminary prospectus supplement of BEPC and the Partnership dated February 8, 2021 to the Canadian Shelf Prospectus filed with the Securities Commissions, together with all documents and information incorporated therein by reference, relating to the qualification for distribution of the Exchangeable Shares and the Additional Exchangeable Shares (if applicable) in each of the Qualifying Jurisdictions (in the English and French languages);

(p)

“Canadian Securities Laws” means the securities acts or similar statutes of the Qualifying Jurisdictions and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder applicable to BEPC and the Partnership;

(q)

“Canadian Shelf Prospectus” means the (final) short-form base shelf prospectus of BEPC and the Partnership dated September 2, 2020 (in the English and French languages) filed with the Securities Commissions, as may be amended by the Canadian Shelf Prospectus Amendment;

(r)

“Canadian Shelf Prospectus Amendment” means the amendment to the Canadian Shelf Prospectus filed with the Securities Commissions on February 8, 2021 in order to increase the maximum aggregate offering amount of Exchangeable Shares that may be offered and issued from time to time thereunder from $1 billion to $2.5 billion, as may be amended;

(s)

“Canadian Supplement” means the prospectus supplement of BEPC and the Partnership to be dated February 11, 2021 which, together with the Canadian Shelf Prospectus, will, if the Canadian Shelf Prospectus Amendment has been receipted by the Securities Commission at the time of filing, qualify the distribution of the Exchangeable Shares and the Additional Exchangeable Shares (if applicable) in each of the Qualifying Jurisdictions (in the English and French languages), and if the Canadian Shelf Prospectus Amendment has not been receipted by the Securities Commissions at the time of filing, qualify the distribution of up to 13,887,000 Exchangeable Shares and Additional Exchangeable Shares (if applicable) in each of the Qualifying Jurisdictions;

(t)

“Closing Date” means February 16, 2021 or such earlier or later date, not later than March 2, 2021, as each of the Selling Securityholders, BEPC, the Partnership and the Underwriters may agree upon in writing;

(u)

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as each of the Selling Securityholders, BEPC, the Partnership and the Underwriters may agree upon in writing;

(v)	“Disclosure Package” has the meaning ascribed thereto in Section 3.3(b) hereof;

(w)	“Distribution Period” means the period commencing on the date of this Agreement and ending on the earlier of:

(i)	the date on which all of the Exchangeable Shares and the Additional Exchangeable Shares, if any, have been sold by the Underwriters to the public; and

(ii)	30 days after the Closing Date;

(x)	“Effective Date” has the meaning ascribed thereto in Section 3.3(c) hereof;

(y)	“Environmental Laws” has the meaning ascribed thereto in Section 11.1(p) hereof;

(z)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

(aa)	“Exchanges” means the TSX and the NYSE;

(bb)

“February 2021 Marketing Materials” means the investor presentation dated February 2021 entitled “Brookfield Renewable Secondary Offering” provided to certain potential investors in each of the provinces and territories of Canada during the electronic road show held in connection with the Offering from February 8 to 10, 2021 and which presentation is exempt from the requirement to be filed with the Securities Commissions in the Qualifying Jurisdictions in accordance with section 9A.5 of NI 44-102;

(cc)	“General Partner” has the meaning ascribed thereto in Section 11.1(t) hereof;

(dd)	“Governmental Licenses” has the meaning ascribed thereto in Section 11.1(n) hereof;

(ee)	“Hazardous Materials” has the meaning ascribed thereto in Section 11.1(p) hereof;

(ff)	“IFRS” has the meaning ascribed thereto in Section 11.1(d)(i) hereof;

(gg)	“Indemnified Parties” has the meaning ascribed thereto in Section 18.5 hereof;

(hh)	“Indemnified Partnership Parties” has the meaning ascribed thereto in Section 18.5 hereof;

(ii)	“Indemnified Underwriter Parties” has the meaning ascribed thereto in Section 18.1 hereof;

(jj)	“Investment Company Act” has the meaning ascribed thereto in Section 11.1(x) hereof;

(kk)	“Issuer Free Writing Prospectus” has the meaning ascribed thereto in Section 3.3(d) hereof;

(ll)	“IT Systems” has the meaning ascribed thereto in Section 11.1(tt);

(mm)	“JPM” has the meaning ascribed thereto in the first paragraph of this Agreement;

(nn)	“Judgment Currency” has the meaning ascribed thereto in Section 24.11;

(oo)	“marketing materials” has the meaning ascribed thereto in NI 41-101;

(pp)

“material” or “materially”, when used in relation to (i) BEPC, means material in relation to BEPC and its subsidiaries on a consolidated basis, and (ii) the Partnership or the Partnership Entities, means material in relation to the Partnership Entities on a consolidated basis;

(qq)	“Material Adverse Effect” has the meaning ascribed thereto in Section 11.1(e) hereof;

(rr)	“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under Applicable Securities Laws;

(ss)	“Money Laundering Laws” has the meaning ascribed thereto in Section 11.1(nn)(ii) hereof;

(tt)	“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements of the Canadian Securities Administrators, as amended from time to time;

(uu)	“NI 44-102” means National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators, as amended from time to time;

(vv)	““NYSE” means the New York Stock Exchange;

(ww)	“NYSE Rules” means the rules of the NYSE;

(xx)	“OFAC” has the meaning ascribed thereto in Section 11.1(w) hereof;

(yy)	“Offering” has the meaning ascribed thereto in the first paragraph of this Agreement;

(zz)	“Offering Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(aaa)	“Over-Allotment Option” has the meaning ascribed thereto in Section 5.1 hereof;

(bbb)	“Over-Allotment Option Closing Date” has the meaning ascribed thereto in Section 5.1 hereof;

(ccc)	“Over-Allotment Option Closing Time” has the meaning ascribed thereto in Section 5.1 hereof;

(ddd)	“Partnership” has the meaning ascribed thereto in the first paragraph of this Agreement;

(eee)	“Partnership Entities” means the Partnership and each of its controlled subsidiaries;

(fff)	“Personal Data” has the meaning ascribed thereto in Section 11.1(tt);

(ggg)	“Purchase Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(hhh)	“Qualifying Jurisdictions” means each of the provinces and territories of Canada;

(iii)	“registration rights” has the meaning ascribed thereto in Section 11.1(mm) hereof;

(jjj)	“Repayment Event” has the meaning ascribed thereto in Section 11.1(j) hereof;

(kkk)	“Representatives” has the meaning ascribed thereto in the first paragraph of this Agreement;

(lll)	“REUs” means the redeemable limited partnership units of BRELP;

(mmm)	“Rules and Regulations” means the rules and regulations of the SEC;

(nnn)	“Sanctioned Country” has the meaning ascribed thereto in Section 11.1(w) hereof;

(ooo)	“Sanctions” has the meaning ascribed thereto in Section 11.1(w) hereof;

(ppp)	“SEC” means the U.S. Securities and Exchange Commission;

(qqq)	“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereto;

(rrr)	“Securities Commissions” means the securities commission or other securities regulatory authority in each of the Qualifying Jurisdictions;

(sss)	“SEDAR” means the System for Electronic Document Analysis and Retrieval administered by CDS Clearing and Depository Services Inc.;

(ttt)	“Selected Financial Information” has the meaning ascribed thereto in Section 6.1(c) hereof;

(uuu)	“Selling Securityholders” has the meaning ascribed thereto in the first paragraph of this Agreement;

(vvv)

“Selling Securityholders Information” means the information and statements contained in “Selling Shareholders” of the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus;

(www)	“Series 5 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(xxx)	“Series 7 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(yyy)	“Series 8 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(zzz)	“Series 9 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(aaaa)	“Series 10 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(bbbb)	“Series 11 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(cccc)	“Series 12 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(dddd)	“Series 13 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(eeee)	“Series 14 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(ffff)	“Series 15 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(gggg)	“Series 16 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(hhhh)	“Series 17 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(iiii)

“Subsequent Disclosure Documents” means any financial statements, management proxy circulars, annual information forms, material change reports, filings with the SEC and Securities Commissions or other documents issued by the Partnership or BEPC after the date of this Agreement which are included or incorporated by reference in the Supplemented Canadian Prospectus or the U.S. Prospectus;

(jjjj)	“subsidiary” has the meaning set forth in Rule 405 under the Securities Act;

(kkkk)

“Supplemented Canadian Prospectus” means the Canadian Shelf Prospectus, as supplemented by the Canadian Supplement, as may be amended from time to time, together with all documents and information incorporated therein by reference relating to the qualification for distribution of the Exchangeable Shares and Additional Exchangeable Shares, if any, under the Canadian Securities Laws in all the Qualifying Jurisdictions;

(llll)	“TMX Group” has the meaning ascribed thereto in Section 23.1 hereof;

(mmmm)	“TSX” means the Toronto Stock Exchange;

(nnnn)	“Underwriters” has the meaning set forth in the first paragraph of this Agreement;

(oooo)	“Underwriting Fee” means the fee to be paid to the Underwriters under this Agreement of $1.2875 per Exchangeable Share or Additional Exchangeable Share, as applicable, subject to Section 2 hereof;

(pppp)	“Units” has the meaning ascribed thereto in the first paragraph of this Agreement;

(qqqq)	“U.S. Preliminary Prospectus” has the meaning ascribed thereto in Section 3.3(e) hereof;

(rrrr)	“U.S. Prospectus” has the meaning ascribed thereto in Section 3.3(f) hereof;

(ssss)

“U.S. Prospectus Delivery Period” means such period of time after the first date of the public offering of the Exchangeable Shares and the Additional Exchangeable Shares, if any, as in the opinion of counsel for the Underwriters a prospectus relating to such Exchangeable Shares or Additional Exchangeable Shares, if any, is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of such Exchangeable Shares by any Underwriter or dealer;

(tttt)	“U.S. Registration Statement” has the meaning ascribed thereto in Section 3.3(g) hereof; and

(uuuu)

“U.S. Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the NYSE Rules.

Other terms which are defined elsewhere in this Agreement have the meanings so ascribed.

2	Underwriting Fee

The Underwriting Fee payable by each of the Selling Securityholders to the Underwriters pursuant to the Offering shall be calculated based on all of the Exchangeable Shares purchased hereunder. The Underwriting Fee payable by BIC to the Underwriters pursuant to the Over-Allotment Option shall be calculated based on all of the Additional Exchangeable Shares, if any, purchased hereunder.

3	Filing of U.S. Registration Statement, Prospectuses and Related Matters

3.1	Each of BEPC and the Partnership represents and warrants that:

(a)

it is qualified (in the case of BEPC, pursuant to the exemption set forth in section 2.7(1) of National Instrument 44-101 – Short-Form Prospectus Distributions and exemptive relief dated July 23, 2020 from the Ontario Securities Commission on behalf of each of the securities regulatory authorities in each of the Qualifying Jurisdictions) to file a prospectus in Canada in the form of a base shelf prospectus pursuant to the provisions of NI 44-102 for the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any;

(b)

it has filed the Canadian Preliminary Supplement (in the English and French languages, as appropriate) in the form and substance satisfactory to the Underwriters, together with all other documents required under Canadian Securities Laws with the Securities Commissions on February 8, 2021;

(c)

it has filed the Canadian Shelf Prospectus Amendment (in the English and French languages, as appropriate) in the form and substance satisfactory to the Underwriters with the Securities Commissions on February 8, 2021, but which Canadian Shelf Prospectus Amendment as of the date hereof has not been receipted by the Securities Commissions; and

(d)

it has fulfilled all of the requirements to be fulfilled by it, including the filing of all continuous disclosure materials required to be filed in Canada pursuant to applicable Canadian Securities Laws, but excluding the preparation and filing of the Canadian Supplement, to enable the Exchangeable Shares and the Additional Exchangeable Shares, if any to be offered for sale and sold to the public in all of the Qualifying Jurisdictions through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws, but subject to the restrictions on sales and offers to sell in Canada set forth in Section 8.

3.2	BEPC and the Partnership shall:

(a)

file the Canadian Supplement (in the English and French languages, as appropriate) in form and substance satisfactory to the Underwriters, acting reasonably, and file all other documents required under Canadian Securities Laws with the Securities Commissions not later than 10:00 p.m. (Toronto time) on February 11, 2021 (or such later date or dates as may be agreed to in writing by the Underwriters) and otherwise fulfill all legal requirements to enable the Exchangeable Shares and the Additional Exchangeable Shares, if any, to be offered and sold to the public in each of the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered in the applicable province or territory in the Qualifying Jurisdictions;

(b)

use commercially reasonable efforts to cause the Canadian Shelf Prospectus Amendment to be receipted by the Securities Commissions as soon as practicable and promptly advise the Underwriters of any comments received from any Securities Commissions in respect of the Canadian Shelf Prospectus Amendment;

(c)

file the U.S. Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; file promptly all reports and any other information required to be filed by BEPC and the Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the U.S. Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Exchangeable Shares and Additional Exchangeable Shares, if any;

(d)	[Reserved]

(e)

during the Distribution Period, qualify the Exchangeable Shares and the Additional Exchangeable Shares, if any for offer, sale and distribution under the securities or “blue sky” laws of such jurisdictions as the Representatives shall reasonably request, after prior consultation with BEPC and the Partnership, and promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the Applicable Securities Laws and to continue to qualify the Exchangeable Shares and the Additional Exchangeable Shares, if any for offer, sale and distribution or, in the event that the Exchangeable Shares and the Additional Exchangeable Shares, if any have, for any reason, ceased to so qualify, to again qualify the Exchangeable Shares and the Additional Exchangeable Shares, if any for offer, sale and distribution; provided, that in connection therewith BEPC and the Partnership shall not, in any event, be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction.

3.3

Each of BEPC and the Partnership represents, warrants and agrees that a registration statement on Form F-1 (File Nos. 333-252854 and 333-252854-01) relating to the Exchangeable Shares and the Additional Exchangeable Shares, if any has (i) been prepared by BEPC and the Partnership in conformity with the requirements of the Securities Act and the Rules and Regulations; (ii) been filed with the SEC under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by BEPC and the Partnership to the Representatives of the Underwriters. As used in this Agreement:

(a)	“Applicable Time” means 6.15 p.m. (New York City time) on February 10, 2021;

(b)

“Disclosure Package” means, as of the Applicable Time, the most recent U.S. Preliminary Prospectus, together with the other information, if any, stated in Schedule A to this Agreement and each Issuer Free Writing Prospectus listed on Schedule B hereto;

(c)	“Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the SEC;

(d)

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Exchangeable Shares and the Additional Exchangeable Shares, if any;

(e)	“U.S. Preliminary Prospectus” means the preliminary prospectus relating to the Exchangeable Shares and the Additional Exchangeable Shares, if any, included in the U.S. Registration Statement;

(f)

“U.S. Prospectus” means the final prospectus relating to the Exchangeable Shares and the Additional Exchangeable Shares, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act; and

(g)

“U.S. Registration Statement” means such registration statement, as amended as of the Effective Date, including any U.S. Preliminary Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent U.S. Preliminary Prospectus” shall be deemed to refer to the latest U.S. Preliminary Prospectus included in the U.S. Registration Statement. Any reference herein to the Disclosure Package, the U.S. Preliminary Prospectus, the U.S. Prospectus and the U.S. Registration Statement shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include any post-effective amendment to the U.S. Registration Statement.

3.4

Each of BEPC and the Partnership agrees to prepare the U.S. Prospectus in a form satisfactory to the Representatives, acting reasonably, and to file such U.S. Prospectus pursuant to Rule 424(b) under the Securities Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement; and to make no further amendment or any supplement to the U.S. Registration Statement or the U.S. Prospectus prior to the Closing Date or the last Over-Allotment Option Closing Date, if any, except as provided herein.

4	Due Diligence

4.1

During the Distribution Period, prior to the filing with any Securities Commissions of any Subsequent Disclosure Documents, any amendment to the Canadian Shelf Prospectus (including the Canadian Shelf Prospectus Amendment), Canadian Preliminary Supplement or Canadian Supplement, or any amendment to the U.S. Registration Statement or the U.S. Prospectus, each of the Selling Securityholders, BEPC and the Partnership shall have allowed the Underwriters and their counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents included or incorporated by reference therein.

4.2

During the Distribution Period, each of the Selling Securityholders, BEPC and the Partnership shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfill their obligations as underwriters, including to comply with Applicable Securities Laws, and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in any amendment to the Canadian Preliminary Supplement or Supplemented Canadian Prospectus.

5	Over-Allotment Option

5.1

BIC hereby grants to the Underwriters, in the respective percentages set forth in Section 20 hereof, an irrevocable option (the “Over-Allotment Option”) to purchase up to 2,250,000 Exchangeable Shares (the “Additional Exchangeable Shares”) for the purchase price of $51.50 per Additional Exchangeable Share, being an aggregate purchase price of up to $115,875,000 (the “Additional Purchase Price”). If the Representatives, on behalf of the Underwriters, elect to exercise the Over-Allotment Option, the Representatives shall notify BIC in writing not later than 5:00 p.m. (New York City time) on the 30th day after the Closing Date, which notice shall specify the number of Additional Exchangeable Shares to be purchased by the Underwriters and the date (the “Over-Allotment Option Closing Date”) and time at which such Additional Exchangeable Shares are to be purchased (the “Over-Allotment Option Closing Time”) which date shall be no earlier than three business days or later than five business days after the exercise of the Over-Allotment Option and, in any event, may not be earlier than the Closing Date. Additional Exchangeable Shares may be purchased solely for the purpose of covering over-allotments made in connection with the Offering, if any, and for market stabilization purposes. If any Additional Exchangeable Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Exchangeable Shares (subject to such adjustments to eliminate fractional Exchangeable Shares as the Underwriters may determine) that bears the same proportion to the total number of Additional Exchangeable Shares to be purchased as the number of Exchangeable Shares being purchased by such Underwriter bears to the total number of Exchangeable Shares purchased.

6	Delivery of Prospectuses and Related Documents

6.1

BEPC and the Partnership shall deliver to the Underwriters’ counsel as nearly as practicable with the execution of this Agreement and in any event no later than the date of the U.S. Prospectus and Supplemented Canadian Prospectus, a copy of the following for each of the Underwriters and Underwriters’ counsel:

(a)

the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, each in the English and French languages as filed with the Securities Commissions, if such documents have not previously been delivered to Underwriters’ counsel;

(b)

all documents, in the English and French languages, incorporated by reference, or containing information incorporated by reference, into the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, if such documents have not previously been delivered to the Underwriters’ counsel or made available on SEDAR;

(c)

required opinions of counsel addressed to the Selling Securityholders, BEPC, the Partnership, the Underwriters, counsel to BEPC and the Partnership and the Underwriters’ counsel, to the effect that the French version of the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus and the documents incorporated by reference therein, except for certain financial or statistical information (the “Selected Financial Information”), is in all material respects a complete and proper translation of the English version thereof;

(d)

an opinion of Ernst & Young LLP, auditors for BEPC and the Partnership, addressed to BEPC and the Partnership, the Underwriters, counsel for BEPC and the Partnership and the Underwriters’ counsel, to the effect that the Selected Financial Information contained or incorporated by reference in the French version of the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus includes the same information and in all material respects carries the same meaning as the English language versions of such Selected Financial Information contained or incorporated by reference in the English version thereof;

(e)

a long-form “comfort letter” from Ernst & Young LLP, as auditor of BEPC and the Partnership, dated as of the date of the U.S. Prospectus and the Supplemented Canadian Prospectus, in respect of the financial statements of BEPC and the Partnership and specified financial or statistical information contained or incorporated by reference in the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus, the U.S. Registration Statement, the Disclosure Package or the U.S. Prospectus, which letter shall be in addition to the auditors’ report of Ernst & Young LLP in respect of BEPC and Partnership incorporated by reference into the U.S. Prospectus and the Supplemented Canadian Prospectus (with the requisite procedures to be completed by Ernst & Young LLP within two business days of such date), addressed to the directors of BEPC and the General Partner and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably; and

(f)

a certificate, dated as of the date of the U.S. Prospectus and the Supplemented Canadian Prospectus, of the chief financial officer of BEPC and of BRP Energy Group L.P., the service provider of the Partnership and BEPC, with respect to certain financial data contained or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus providing “management comfort” with respect to such information, in form and substance acceptable to the Underwriters, acting reasonably.

6.2

The delivery by BEPC and the Partnership to the Underwriters of the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus shall constitute a representation and warranty to the Underwriters by BEPC and the Partnership that:

(a)

the information and statements contained or incorporated by reference in the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, as applicable (except for the Selling Securityholders Information and except for any information and statements furnished in writing by the Underwriters for inclusion therein), constitute full, true and plain disclosure of all material facts relating to the Partnership, the Exchangeable Shares and the Additional Exchangeable Shares, if any; and

(b)

no material fact or information has been omitted from the Canadian Preliminary Supplement or Supplemented Canadian Prospectus, as applicable (except for the Selling Securityholders Information and except for any information and statements furnished in writing by the Underwriters for inclusion therein), which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances in which they were made.

Such delivery shall also constitute the consent of BEPC and the Partnership to the use of the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, as applicable, by the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in the Qualifying Jurisdictions.

6.3

The delivery by BEPC and the Partnership to the Underwriters of the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus shall constitute a representation and warranty to the Underwriters by each of the Selling Securityholders that:

(a)

the Selling Securityholders Information in respect of such Selling Securityholder contained or incorporated by reference in the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, as applicable, constitute full, true and plain disclosure of all material facts relating to such Selling Securityholder and the Exchangeable Shares and the Additional Exchangeable Shares, if any; and

(b)

no material fact or information relating to such Selling Securityholder has been omitted from the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus, as applicable, which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made.

Such delivery shall also constitute the consent of each of the Selling Securityholders to the use of the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, as applicable, by the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in the Qualifying Jurisdictions in compliance with this Agreement and Applicable Securities Laws.

6.4

The delivery by BEPC and the Partnership to the Underwriters of the Disclosure Package and the U.S. Prospectus shall constitute a representation and warranty to the Underwriters (a) by each of BEPC and the Partnership that the Disclosure Package or the U.S. Prospectus, as applicable, except for the Selling Securityholders Information and any information and statements furnished in writing by the Underwriters for inclusion in the Disclosure Package or the U.S. Prospectus and (b) by each of the Selling Securityholders that the Selling Securityholders Information in respect of such Selling Securityholder contained in the Disclosure Package and the U.S. Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such delivery shall also constitute the consent of each of the Selling Securityholders, BEPC and the Partnership to the use of the Disclosure Package and the U.S. Prospectus by each of the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any.

6.5

Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the U.S. Registration Statement or the U.S. Prospectus, BEPC and the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

6.6

BEPC and the Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

6.7

BEPC and the Partnership will make generally available to their security holders as soon as reasonably practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of BEPC and the Partnership occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the U.S. Registration Statement.

7	Commercial Copies of Prospectuses

7.1

BEPC and the Partnership shall deliver to the Underwriters, as soon as practicable and in any event within two business days of the respective filing dates of the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus with the Securities Commissions, at offices in the Qualifying Jurisdictions designated by the Underwriters, the number of commercial copies of the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, as applicable, in the English and French languages specified by the Underwriters in writing to BEPC and the Partnership on or before the date of such filings.

7.2

BEPC and the Partnership shall from time to time deliver to the Underwriters as soon as practicable at the offices in the Qualifying Jurisdictions designated by the Underwriters the number of commercial copies of any amendment to the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus, which the Underwriters may from time to time request.

7.3

BEPC and the Partnership shall deliver any U.S. Preliminary Prospectus, the U.S. Prospectus and each Issuer Free Writing Prospectus as filed with the SEC (to the extent not previously delivered) to the Underwriters in New York City on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

7.4

During the U.S. Prospectus Delivery Period, BEPC and the Partnership shall deliver, without charge, as many copies of the U.S. Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

8	Distribution of Exchangeable Shares and Additional Exchangeable Shares

8.1

The Underwriters shall offer the Exchangeable Shares and the Additional Exchangeable Shares, if any, for sale to the public directly and through banking and selling group members only as permitted by and in compliance with Applicable Securities Laws, upon the terms and conditions set forth in the Supplemented Canadian Prospectus and the U.S. Prospectus and in this Agreement. Without limiting the generality of the foregoing, (i) no Exchangeable Shares or Additional Exchangeable Shares, if any, will be offered for sale or sold in any province or territory of Canada by any Underwriter or any banking or selling group member unless such Underwriter or banking or selling group member is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade and (ii) the Underwriters will not, and will require each banking and selling group member to agree with the Underwriters not to, sell or offer for sale or solicit offers to purchase or sell more than 13,887,000 Exchangeable Shares and Additional Exchangeable Shares in the aggregate (including all such Underwriters and banking and selling group members) in the Qualifying Jurisdictions prior to BEPC and the Partnership receiving a receipt from the Securities Commissions in respect of the Canadian Shelf Prospectus Amendment, such number of Exchangeable Shares representing the maximum number of Exchangeable Shares which may be offered for sale in Canada pursuant to the Canadian Shelf Prospectus as of the date hereof. For the avoidance of doubt, each of Deutsche Bank Securities Inc. and SMBC Nikko Securities America, Inc. is not acting as an underwriter of the Exchangeable Shares or Additional Exchangeable Shares, if any, in any province or territory of Canada and no action on the part of either Deutsche Bank Securities Inc. or SMBC Nikko Securities America, Inc. in its capacity as an underwriter of the offering of Exchangeable Shares or Additional Exchangeable Shares, if any, in the United States will create any impression or support any conclusion that it is acting as an underwriter of the Exchangeable Shares or Additional Exchangeable Shares, if any, in any province or territory of Canada. The Underwriters will not solicit offers to purchase or sell the Exchangeable Shares or the Additional Exchangeable Shares, if any, so as to require registration of the Exchangeable Shares or the Additional Exchangeable Shares, if any, or filing of a prospectus with respect to the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, under the laws of any jurisdiction other than the United States and the Qualifying Jurisdictions, and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell, provided that the Underwriters and the banking and selling groups may offer and sell Exchangeable Shares and Additional Exchangeable Shares, if any, outside of the Qualifying Jurisdictions and the United States if such offer and sale is conducted in compliance with the securities laws of such jurisdictions and does not require either BEPC or the Partnership to file any prospectus or registration statement or other notice or document in connection with such offer and sale or subject either BEPC or the Partnership to reporting obligations in any jurisdiction or result in the listing of either BEPC or the Partnership’s securities on any exchange other than an exchange where such securities are listed as of the date hereof. The Underwriters shall be entitled to assume that up to an aggregate of 13,887,000 of the Exchangeable Shares and the Additional Exchangeable Shares, if any, and following receipt from the Securities Commissions in respect of the Canadian Shelf Prospectus Amendment, all of the Exchangeable Shares are qualified for distribution in any province or territory within the Qualifying Jurisdictions unless the Underwriters receive notice to the contrary from BEPC and the Partnership or the applicable Securities Commission. An Underwriter will not be liable to the Selling Securityholders, BEPC or the Partnership under this Section with respect to a default by another Underwriter under this Section.

8.2

Each of the Underwriters hereby severally represents, warrants and covenants and will require each banking and selling group member to represent, warrant and covenant to the Underwriters that: (a) other than the Canadian Preliminary Supplement, the Canadian Shelf Prospectus, the Canadian Supplement and the February 2021 Marketing Materials, it has not provided and will not without the prior written approval of the Selling Securityholders, BEPC, the Partnership and the Representatives provide any information in respect of the Exchangeable Shares or Additional Exchangeable Shares, if any, to any potential investors of the Exchangeable Shares or Additional Exchangeable Shares, if any, resident in Canada including, without limitation: (i) marketing materials in respect of the Exchangeable Shares or Additional Exchangeable Shares, if any; and (ii) a standard term sheet in respect of the Exchangeable Shares or Additional Exchangeable Shares, if any; and (b) it will provide a copy of the Canadian Shelf Prospectus and any applicable shelf prospectus supplement and amendment that has been filed with any marketing materials (including the February 2021 Marketing Materials) that are provided to a potential investor of the Exchangeable Shares or Additional Exchangeable Shares, if any, resident in Canada.

8.3

The Underwriters propose to offer the Exchangeable Shares and Additional Exchangeable Shares, if any, initially at the Offering Price. After a reasonable effort has been made to sell all of the Exchangeable Shares and Additional Exchangeable Shares, if any, at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Exchangeable Shares and Additional Exchangeable Shares, if any, are offered, provided that the Exchangeable Shares and Additional Exchangeable Shares, if any, are not at any time offered at a price greater than the Offering Price; provided further that such decrease in the Offering Price will not decrease the amount of net proceeds of the Offering to any Selling Securityholder.

8.4

The Underwriters shall use their reasonable best endeavours to terminate, and cause each banking and selling group member to terminate, the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, as promptly as possible. Each of the Underwriters, within the Distribution Period, will notify the Representatives, and the Representatives will notify the Selling Securityholders, BEPC and the Partnership, in writing, when distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, has terminated. Each of the Underwriters will notify the Representatives, and the Representatives will notify BEPC, the Partnership and the Selling Securityholders, in writing, of the number of Exchangeable Shares and Additional Exchangeable Shares, if any, sold in each of the Qualifying Jurisdictions as soon as possible after the distribution of the Exchangeable Shares and Additional Exchangeable Shares, if any, has been completed, and in any event no later than 30 days following the date on which such distribution has been completed.

9	Material Change

9.1

During the Distribution Period, each of the Selling Securityholders with respect to the Selling Securityholders Information of such Selling Securityholder, and BEPC and the Partnership with respect to all information other than the Selling Securityholders Information contained in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus (other than information provided by the Representatives to the Partnership, BEPC or any Selling Securityholder), shall promptly notify the Underwriters in writing, with full particulars, of:

(a)

any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of BEPC or the Partnership, each on a consolidated basis (other than a change disclosed in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus); or

(b)

any change in any matter covered by a statement contained or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or an amendment to the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus; or

(c)

any material fact that has arisen or been discovered and that would have been required to have been disclosed in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus had that fact arisen or been discovered on or prior to the date of the Disclosure Package, U.S. Prospectus, the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, U.S. Prospectus, the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus, as the case may be, which change or fact is, or may be, of such a nature as to render the Disclosure Package, U.S. Prospectus, the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation, as defined under Canadian Securities Laws, or which would result in any of such documents not complying in any material respect with any of the Applicable Securities Laws or which would result in any of such documents containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which change would reasonably be expected to have a significant effect on the market price or value of the Exchangeable Shares and/or the Additional Exchangeable Shares, if any. The Selling Securityholders (to the extent they have knowledge), BEPC and the Partnership shall in good faith discuss with the Underwriters any change in circumstances (actual or proposed within the knowledge of the Selling Securityholders, BEPC or the Partnership) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 9.4.

9.2

BEPC and the Partnership will advise the Representatives promptly, and confirm such advice in writing: (i) when any amendment to the U.S. Registration Statement has been filed or becomes effective; (ii) when any supplement to the U.S. Prospectus or any Issuer Free Writing Prospectus or any amendment to the U.S. Prospectus has been filed; (iii) of any request by the SEC for any amendment to the U.S. Registration Statement or any amendment or supplement to the U.S. Prospectus or the receipt of any comments from the SEC relating to the U.S. Registration Statement or any other request by the SEC for any additional information; (iv) of the issuance by the SEC of any order suspending the effectiveness of the U.S. Registration Statement or preventing or suspending the use of any U.S. Preliminary Prospectus, any of the Disclosure Package or the U.S. Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the U.S. Prospectus Delivery Period as a result of which the U.S. Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the U.S. Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Partnership of any notice of objection of the SEC to the use of the U.S. Registration Statement; and (vii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Exchangeable Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the U.S. Registration Statement, preventing or suspending the use of any U.S. Preliminary Prospectus, any of the Disclosure Package or the U.S. Prospectus or suspending any such qualification of the Exchangeable Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

9.3

If during the U.S. Prospectus Delivery Period: (i) any event shall occur or condition shall exist as a result of which the U.S. Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, not misleading; or (ii) it is necessary to amend or supplement the U.S. Prospectus to comply with U.S. Securities Laws, BEPC and the Partnership will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.4, file with the SEC and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the U.S. Prospectus as may be necessary so that the statements in the U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, be misleading or so that the U.S. Prospectus will comply with law. If at any time prior to the Closing Date (a) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (b) it is necessary to amend or supplement the Disclosure Package to comply with U.S. Securities Laws, the Partnership will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.4, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with U.S. Securities Laws.

9.4

Subject to Section 4.1, BEPC and the Partnership shall promptly comply with all applicable filing and other requirements, if any, under the Applicable Securities Laws arising as a result of any change referred to in Section 9.1 and shall prepare and file under all Applicable Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under Applicable Securities Laws, any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus as may be required under Applicable Securities Laws during the Distribution Period. BEPC and the Partnership shall further promptly deliver to the Underwriters a copy for each of the Underwriters and the Underwriters’ counsel of each amendment to the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus in the English and French languages and each Subsequent Disclosure Document in the English and French languages as filed with the Securities Commissions, and of opinions and comfort letters with respect to each such amendment to the Canadian Preliminary Supplement, Supplemented Canadian Prospectus and Subsequent Disclosure Document substantially similar to those referred to in Section 6.1.

9.5

The delivery by BEPC and the Partnership to the Underwriters of each amendment to the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus and any Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by each of the Partnership and BEPC, with respect to such Subsequent Disclosure Document or the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus, as so amended by such amendment or Subsequent Disclosure Document and by each amendment to the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus and Subsequent Disclosure Document previously delivered to the Underwriters, to the same effect as set forth in Sections 6.2(a) and (b). Such delivery shall also constitute the consent of each of the Partnership and BEPC to the use of the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in the Qualifying Jurisdictions and the United States, as applicable.

9.6

The delivery by BEPC and the Partnership to the Underwriters of each amendment to the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus and any Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by each of the Selling Securityholders, with respect to such Subsequent Disclosure Document or the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus, as so amended by such amendment or Subsequent Disclosure Document and by each amendment to the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus and Subsequent Disclosure Document previously delivered to the Underwriters, to the same effect as set forth in Sections 6.3(a) and (b). Such delivery shall also constitute the consent of each of the Selling Securityholders to the use of the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in the Qualifying Jurisdictions and the United States, as applicable.

10	Closing

10.1

At the Closing Time, each of the Selling Securityholders shall deliver to Barclays, on behalf of the Underwriters, the aggregate number of Exchangeable Shares agreed to be purchased by the Underwriters pursuant to this Agreement from such Selling Securityholder in the form of an electronic deposit pursuant to the non-certificated issue system maintained by The Depository Trust Company, to the instant deposit number, in the name of Barclays or as otherwise directed in writing by Barclays, against payment by the Underwriters to such Selling Securityholder of the Purchase Price in respect of such Exchangeable Shares (net of the aggregate Underwriting Fee relating to such Exchangeable Shares), by wire transfer pursuant to instructions provided by such Selling Securityholder to Barclays not less than 48 hours prior to the Closing Date. In the event that Barclays designates that the Exchangeable Shares are to be registered in the name of a depository, the Exchangeable Shares shall be registered in that system in such accounts as shall be designated in writing to such depository by Barclays or its agent in sufficient time prior to the Closing Time to permit such registration.

10.2

If applicable, at the Over-Allotment Option Closing Time, BIC shall deliver to Barclays, on behalf of the Underwriters, the aggregate number of Additional Exchangeable Shares agreed to be purchased by the Underwriters from BIC pursuant to this Agreement in the form of an electronic deposit pursuant to the non-certificated issue system maintained by The Depository Trust Company, to the instant deposit number, registered in the name of Barclays or as otherwise directed in writing by Barclays, against payment by the Underwriters to such Selling Securityholder of the Additional Purchase Price in respect of such Additional Exchangeable Shares (net of the aggregate Underwriting Fee relating to such Additional Exchangeable Shares), by wire transfer pursuant to instructions provided by BIC to Barclays not less than 48 hours prior to the Over-Allotment Option Closing Date. In the event that Barclays designates that the Additional Exchangeable Shares be registered in the name of a depository, the Additional Exchangeable Shares are to be registered in that system in such accounts as shall be designated in writing to such depository by Barclays or its agent in sufficient time prior to the Over-Allotment Option Closing Time to permit such registration.

11	Representations, Warranties and Covenants of BEPC and the Partnership

11.1	BEPC and the Partnership, jointly and severally, represent, warrant and covenant to the Underwriters that:

(a)

Compliance with Canadian Securities Laws. Each of BEPC and the Partnership is a reporting issuer in each of the Qualifying Jurisdictions, is not in default under Canadian Securities Laws, and is in compliance, in all material respects, with its timely disclosure obligations under Canadian Securities Laws and the requirements of the Exchanges. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of BEPC or the Partnership has been issued or made by any Securities Commission, any other securities commission, stock exchange or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to BEPC’s or the Partnership’s knowledge, are contemplated by any such authority. Any request on the part of the Securities Commissions, such other securities commission, or stock exchange or other regulatory authority for additional information in connection with the Offering has been complied with in all material respects. At the time the Canadian Supplement is filed with the Securities Commissions, and at all times subsequent thereto up to and including the last day on which the Exchangeable Shares and the Additional Exchangeable Shares, if any, may be purchased under this Agreement, (A) the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus will comply in all material respects with Canadian Securities Laws, and (B) the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus, any Subsequent Disclosure Documents and any amendment or supplement thereto, together with each document incorporated therein by reference, will constitute full, true and plain disclosure of all material facts relating to BEPC and the Partnership, each taken as a whole, the Exchangeable Shares, the Additional Exchangeable Shares, if any, and the Units and will not contain a misrepresentation, provided, however, that BEPC and the Partnership make no representations or warranties as to the information contained in or omitted from any such documents in reliance upon and in conformity with the Selling Securityholders Information. Each copy of the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus provided to the Underwriters by BEPC and the Partnership was, or will be, identical to the version thereof filed electronically by BEPC and the Partnership with the Securities Commissions on SEDAR.

(b)

Incorporated Documents. Each document filed or to be filed with the Securities Commissions and incorporated or deemed to be incorporated by reference in the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus complied or will comply when so filed and at the Closing Time (and, if any Additional Exchangeable Shares are purchased, at the Over-Allotment Option Closing Time) in all material respects with Canadian Securities Laws, and did not or will not contain a misrepresentation when so filed.

(c)

Independent Accountants. Ernst & Young LLP who has audited the annual financial statements of BEPC (in respect of the period from incorporation to December 31, 2019) and the Partnership that are included or incorporated by reference in in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, are independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and are independent registered chartered professional accountants, as required by the Securities Act and the Rules and Regulations. Within the three years preceding the date hereof, there has not been any reportable event within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations with Ernst & Young LLP.

(d)

(i) Financial Statements of BEPC and the Partnership. The financial statements of BEPC and the Partnership (excluding any pro forma financial statements) included or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, together with the related schedules, if any, and notes, comply as to form in all material respects with the applicable accounting requirements of the Applicable Securities Laws and present fairly the assets and liabilities, financial position, results of operations and cash flows of such entities at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified. Said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data included or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, or otherwise deemed to be a part thereof or included therein present fairly the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus. There have been no changes in the assets or liabilities of either BEPC or the Partnership from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to BEPC or the Partnership and except for changes that are disclosed in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus.

(ii) Pro Forma Financial Statements. The pro forma financial statements included or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus. The pro forma financial statements included in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus comply as to form in all material respects with the applicable requirements of the Applicable Securities Laws.

(e)

No Material Adverse Change in Business. Except as disclosed in the Disclosure Package, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, since the date of the most recent audited financial statements of the Partnership included or incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus or any Subsequent Disclosure Documents, (A) there has been no change and there is no prospective change that would have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Partnership Entities, taken together as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Partnership Entities other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken together, as a single enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by BEPC or the Partnership on any class or series of its securities (other than as publicly disclosed and other than securities of BEPC held by the Partnership or BRELP or any of their subsidiaries) and (D) there have been no securities issued or granted by BEPC or the Partnership (excluding securities issued by the Partnership in connection with its distribution reinvestment plan, securities issued by BEPC in connection with the TerraForm Power, Inc. 2018 Amended and Restated Long-Term Incentive Plan, or securities issued in satisfaction of any exchange of class A exchangeable subordinate voting shares of BEPC after February 8, 2021).

(f)

Good Standing of the Partnership Entities. Each of the Partnership Entities is an entity validly existing as an entity in good standing under the laws of the jurisdiction of its creation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or register would not result in a Material Adverse Effect.

(g)

Capitalization; Distributions. The authorized capital of BEPC consists of an unlimited number of class A exchangeable subordinate voting shares, an unlimited number of class B shares, an unlimited number of class C shares, an unlimited number of class A senior preferred shares (issuable in series) and an unlimited number of class B junior preferred shares (issuable in series), of which as at February 5, 2021, 172,181,508 Exchangeable Shares, 165 class B shares and 189,600,000 class C shares were issued and outstanding as fully-paid and non-assessable shares of BEPC. The authorized capital of the Partnership consists of an unlimited number of limited partnership units, an unlimited amount of general partner units, 7,000,000 cumulative class A preferred limited partnership units, Series 5 (the “Series 5 Preferred Units”), 7,000,000 cumulative class A preferred limited partnership units, Series 7 (the “Series 7 Preferred Units”), 7,000,000 cumulative class A preferred limited partnership units, Series 8 (the “Series 8 Preferred Units”), 8,000,000 cumulative class A Preferred Limited Partnership Units, Series 9 (the “Series 9 Preferred Units”), 8,000,000 class A Preferred Limited Partnership Units, Series 10 (the “Series 10 Preferred Units”), 10,000,000 cumulative class A preferred limited partnership units, Series 11 (the “Series 11 Preferred Units”), 10,000,000 cumulative class A preferred limited partnership units, Series 12 (the “Series 12 Preferred Units”), 10,000,000 cumulative class A preferred limited partnership units, Series 13 (the “Series 13 Preferred Units”), 10,000,000 cumulative class A preferred limited partnership units, Series 14 (the “Series 14 Preferred Units”), 7,000,000 cumulative class A preferred limited partnership units, Series 15 (the “Series 15 Preferred

Units”), 7,000,000 cumulative class A preferred limited partnership units, Series 16 (the “Series 16 Preferred Units”) and an unlimited number of class A Preferred Limited Partnership Units, Series 17 (the “Series 17 Preferred Units”), of which as at February 5, 2021, 274,838,426 limited partnership units, 1 general partner unit, 2,885,496 Series 5 Preferred Units, 7,000,000 Series 7 Preferred Units, no Series 8 Preferred Units, 8,000,000 Series 9 Preferred Units, no Series 10 Preferred Units, 10,000,000 Series 11 Preferred Units, no Series 12 Preferred Units, 10,000,000 Series 13 Preferred Units, no Series 14 Preferred Units, 7,000,000 Series 15 Preferred Units, no Series 16 Preferred Units and 8,000,000 Series 17 Preferred Units are issued and outstanding as fully-paid and non-assessable units of the Partnership. There are 194,487,939 REUs outstanding as of February 5, 2021. All of the issued and outstanding shares in the capital of BEPC and limited partnership units, general partner units, Series 5 Preferred Units, Series 7 Preferred Units, Series 9 Preferred Units, Series 11 Preferred Units, Series 13 Preferred Units, Series 15 Preferred Units and Series 17 Preferred Units in the capital of the Partnership have been duly authorized and validly issued and are fully-paid and non-assessable and have been issued in compliance with all applicable U.S. and Canadian laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding shares in the capital of BEPC or limited partnership units, general partner units, Series 5 Preferred Units, Series 7 Preferred Units, Series 9 Preferred Units, Series 11 Preferred Units, Series 13 Preferred Units, Series 15 Preferred Units or Series 17 Preferred Units in the capital of the Partnership were issued in violation of the pre-emptive or other similar rights of any securityholder of BEPC or the Partnership, as applicable. All dividends, including the dividends on shares and all other securities of BEPC ranking prior to or on a parity with the Exchangeable Shares with respect to the payment of dividends in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment, other than the dividend payable on March 31, 2021 to holders of record of class A exchangeable subordinate voting shares of BEPC on February 26, 2021. All distributions, including the distributions on all other securities of the Partnership ranking prior to or on a parity with the Units with respect to the payment of distributions in respect of periods ending on or prior to the date hereof, have been declared and paid or set apart for payment, other than the distribution payable on March 31, 2021 to holders of record of Units on February 26, 2021.

(h)

Authorization of Agreement. Each of BEPC and the Partnership, acting by its General Partner, has the power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by each of BEPC and the Partnership.

(i)

Authorization and Description of Securities. At the Closing Time or the Over-Allotment Closing Time, as applicable, the issuance of any Units pursuant to the exchange, redemption or acquisition of any of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in accordance with their terms will be duly and validly issued and delivered by the Partnership as fully paid and non-assessable; the Exchangeable Shares and the Additional Exchangeable Shares, if any, conform to all statements relating thereto contained in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Exchangeable Shares, Additional Exchangeable Shares, if any, or Units will be subject to personal liability solely by reason of being such a holder; and the sale of the Exchangeable Shares and the Additional Exchangeable Shares, if any, or issuance of the Units is not subject to the pre-emptive or other similar rights of any securityholder of BEPC or the Partnership.

(j)

Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its limited partnership agreement, articles, charter or by laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the Partnership Entities is a party or by which it or any of them may be bound, or to which any of the Partnership Entities or the property or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated therein and in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus (including the sale and delivery of the Exchangeable Shares and the Additional Exchangeable Shares, if any, and the authorization, issuance and delivery of any Units upon the exchange, redemption or acquisition of any Exchangeable Shares or Additional Exchangeable Shares, if any) and compliance by each of BEPC and the Partnership with its obligations hereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, charter or by laws of any of the Partnership Entities, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the Partnership Entities or any of their assets, properties or operations (except for such violations or conflicts that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(k)

Absence of Labor Dispute. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of BEPC and the Partnership, is imminent, and neither BEPC nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(l)

Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of BEPC or the Partnership, threatened, against or affecting any of the Partnership Entities, which is required to be disclosed in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus or the Subsequent Disclosure Documents, or which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the properties or assets of the Partnership Entities or the consummation of the transactions contemplated by this Agreement or the performance by BEPC or the Partnership of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus or the Subsequent Disclosure Documents, including ordinary routine litigation incidental to the business of any of the Partnership Entities, are not reasonably likely to result in a Material Adverse Effect.

(m)

Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by BEPC and the Partnership of their obligations hereunder, in connection with the offer or sale of the Exchangeable Shares and Additional Exchangeable Shares, if any, hereunder, the issuance and delivery of any Units upon the exchange, redemption or acquisition of any Exchangeable Shares or Additional Exchangeable Shares, if any, or the consummation of the transactions contemplated by this Agreement, except such as have been obtained, or as may be required, under Applicable Securities Laws or Exchange regulations.

(n)

Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Partnership Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and, except as described in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including, without limitation, facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Partnership, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of BEPC and the Partnership and except as described in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(o)

Title to Property. Except as described in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, each of the Partnership Entities has good and marketable title to all of its material assets, including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the Partnership Entities) which are material to each of the Partnership Entities.

(p)

Environmental Laws. Except as described in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Partnership Entities has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of BEPC or the Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(q)

No Stabilization or Manipulation. Neither BEPC nor the Partnership nor, to their knowledge, any of BEPC’s or the General Partner’s officers, directors or their affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Exchangeable Shares or the Additional Exchangeable Shares, if any.

(r)

Other Reports and Information. There are no reports or information that, in accordance with the requirements of Securities Commissions, must be made publicly available in connection with the Offering that have not been or will not be made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Securities Commissions that remain confidential as of the date hereof; there are no documents required to be filed with the Securities Commissions in connection with the Offering that have not been, or will not be, filed as required; there are no contracts, documents or other materials required to be described or referred to in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus that are not described, referred to or filed as required.

(s)

Insurance. Each of the Partnership Entities carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of the Partnership Entities, and all such insurance is in full force and effect, except, in each case, where the failure to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Partnership Entities have no reason to believe that they will not be able (A) to renew existing insurance coverage as and when such policies expire; or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. None of the Partnership Entities has been denied any insurance coverage, which it has sought or for which it has applied.

(t)

Accounting Control. Each of the Partnership Entities maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act (including, where applicable, by exemptive relief) and that has been designed by, or under the supervision of, BEPC or the Partnership’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and which, on a consolidated basis, are sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls are, and upon consummation of the Offering will be, overseen by the Audit Committees (the “Audit Committees”) of the general partner of the Partnership (the “General Partner”) and BEPC in accordance with NYSE Rules. As of the date of the most recent balance sheets of BEPC and the Partnership and their consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the Audit Committees, there were no material weaknesses in either BEPC’s or the Partnership’s internal controls. Neither BEPC nor the Partnership has publicly disclosed or reported to their respective Audit Committees or the General Partner, and, within the next 135 days, neither BEPC nor the Partnership reasonably expects to publicly disclose or report to the Audit Committees or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the U.S. Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(u)

Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of either BEPC or the Partnership or, to the knowledge of BEPC or the Partnership, any of BEPC’s or the Partnership’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(v)

Taxes. All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the Partnership Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. Each of the Partnership Entities has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the Partnership Entities, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect, or except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of each of the Partnership Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The statements set forth in the Disclosure Package and the U.S. Prospectus under the caption “United States Federal Income Tax Considerations” and the statements set forth in the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus under the caption “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment”, insofar as they purport to describe the tax consequences to holders of the ownership and disposition of the Exchangeable Shares and the Additional Exchangeable Shares, if any, or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are a fair and accurate summary of the matters set forth therein.

(w)

OFAC. None of BEPC, the Partnership or their controlled affiliates, nor to the knowledge of BEPC, the Partnership and their controlled affiliates, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of BEPC, the Partnership and their controlled affiliates, (i) is currently subject to or the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council or the European Union, Her Majesty’s Treasury or other relevant sanctions authority, including, any Canadian financial or economic sanctions or trade embargos administered or enforced by Canada (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, the Crimean peninsula, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Partnership and its controlled affiliates have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(x)

Investment Company Act. Neither BEPC nor the Partnership is an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(y)	Foreign Private Issuer and SEC Foreign Issuer. Each of BEPC and the Partnership is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(z)

Compliance with Laws. Each of the Partnership Entities has been and is in compliance with, and conducts its business in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Partnership Entities has received any written notice citing action or inaction by any of the Partnership Entities, or others who perform services on behalf of the Partnership Entities, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of BEPC and the Partnership, other than as set forth in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(aa)

Transfer Agent. Computershare Trust Company of Canada at its principal office in Toronto, Ontario has been duly appointed as registrar and transfer agent for the Exchangeable Shares and the Additional Exchangeable Shares, if any, in the United States and Canada.

(bb)

Director or Officer Loans. Except as disclosed in documents included in or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the Partnership Entities, to or for the benefit of any of the officers or directors of any of the Partnership Entities or any of their respective family members.

(cc)

Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Partnership Entities, any of their affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect BEPC’s or the Partnership’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus which have not been described as required.

(dd)

Exchange Listings. Each of BEPC and the Partnership is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreement to which BEPC and the NYSE and the Partnership and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. Each of BEPC and the Partnership is in compliance with all applicable requirements of the TSX, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. As of the Closing Date, or, if applicable, as of the Over-Allotment Option Closing Time in the case of the Additional Exchangeable Shares, the Exchangeable Shares, the Additional Exchangeable Shares, if any, and the Units issuable upon the exchange, redemption or acquisition of the Exchangeable Shares and the Additional Exchangeable Shares, if any, will be listed and posted for trading on the TSX and the NYSE.

(ee)

Filing and Effectiveness of Registration Statement. BEPC and the Partnership have filed with the SEC a registration statement on Form F-1 (Nos. 333-252854 and 333-252854-01), including a related U.S. Preliminary Prospectus, covering the registration of the Exchangeable Shares and the Additional Exchangeable Shares, if any, under the Securities Act; such registration statement, and any post-effective amendment thereto, has become effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement has been received by either BEPC or the Partnership.

(ff)

Compliance with Securities Act Requirements. At the time the U.S. Registration Statement became effective, at the time of each amendment thereto, at the Applicable Time and on the Closing Date, the U.S. Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On its date, at the time of filing the U.S. Prospectus pursuant to Rule 424(b) under the Securities Act and on the Closing Date, the U.S. Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentences do not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to BEPC and the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 18.5 hereof, or in reliance upon and in conformity with the Selling Securityholders Information.

(gg)

No Order; U.S. Preliminary Prospectus. No order preventing or suspending the use of any U.S. Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and each U.S. Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from any U.S. Preliminary Prospectus made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 18.5 hereof, or in reliance upon and in conformity with the Selling Securityholders Information.

(hh)

Disclosure Package; Issuer Free Writing Prospectuses. The Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed on Schedule B hereto does not conflict with the information contained in the U.S. Registration Statement, the Disclosure Package or the U.S. Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the

Securities Act and Rules and Regulations. Neither BEPC nor the Partnership has made any offer relating to the Exchangeable Shares and the Additional Exchangeable Shares, if any, that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule B hereto. Each of BEPC and the Partnership has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations. Each of BEPC and the Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Exchangeable Shares and the Additional Exchangeable Shares, if any, will not be required to be filed pursuant to the Securities Act and the Rules and Regulations.

(ii)

Exchange Act Filings; Incorporated Documents. Each of the documents of the Partnership filed with, or furnished to, the SEC, and each amendment thereto, to the extent expressly incorporated by reference in the U.S. Prospectus and listed under the heading “Documents Incorporated by Reference in the U.S. Prospectus,” conformed, in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(jj)

Ineligible Issuer Status. (A) At the time of filing the U.S. Registration Statement, (B) at the earliest time after the filing of the U.S. Registration Statement that the Selling Securityholders or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Exchangeable Shares and (C) at the date of this Agreement, neither the Partnership nor BEPC was an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(kk)

No Distribution of Other Offering Materials. None of BEPC, the Partnership or any of their subsidiaries has distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, will distribute any offering material in connection with the offer and sale of the Exchangeable Shares and the Additional Exchangeable Shares, if any, other than the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(ll)

Fair Summaries. The statements set forth in (i) the Disclosure Package and the U.S. Prospectus under the caption “Description of BEPC Share Capital” and “Comparison of Rights of Holders of BEPC Exchangeable Shares and BEP Units,” insofar as they purport to constitute a summary of the terms of the class A exchangeable subordinate voting shares of BEPC and Units, are accurate, complete and fair.

(mm)

Registration Rights. Except as disclosed in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, there are no contracts, agreements or understandings between BEPC and any person, or the Partnership and any person, granting such person the right to require BEPC or the Partnership to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws with respect to any shares of BEPC or any limited partnership units of the Partnership owned or to be owned by such person or to require BEPC or the Partnership to include such shares or limited partnership units in the shares or limited partnership units registered pursuant to a registration statement or prospectus or in any shares or limited partnership units being registered pursuant to any other registration statement filed by BEPC or the Partnership, as applicable, under the Securities Act or a prospectus filed under Canadian Securities Laws (collectively, “registration rights”), and any person to whom BEPC or the Partnership has granted registration rights will have agreed at or prior to the Closing Date not to exercise such rights until after the expiration of the lock-up period referred to in Section 17.1 hereof.

(nn)	No Unlawful Payments.

(i)

None of BEPC, the Partnership or their controlled affiliates nor their directors, officers or employees nor, to the knowledge of BEPC or the Partnership, any agent or controlled affiliate has (i) used any corporate funds of BEPC, the Partnership or its controlled affiliates for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anticorruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. BEPC, the Partnership and their controlled affiliates have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)

Each of BEPC and the Partnership has instituted and maintains policies and procedures designed to prevent money laundering by BEPC, the Partnership and their subsidiaries. Except in each case as would not, either individually or in the aggregate, have a Material Adverse Effect on the business or operations of BEPC, the Partnership and their subsidiaries, taken as a whole, or as disclosed in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus: (i) none of BEPC, the Partnership or any of their subsidiaries nor, to the best of the knowledge of BEPC and the Partnership, any director, officer, agent or employee of BEPC, the Partnership or any of their subsidiaries has engaged in any activity or conduct which would violate any applicable anti-money laundering law or regulation; and (ii) the operations of BEPC, the Partnership and their subsidiaries are and have been at all times conducted in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws (as defined below) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving BEPC or the Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of BEPC and the Partnership, threatened, where “Money Laundering Laws” means the United States Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of Canada and all other relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(oo)

Representation of Officers. Any certificate signed by an officer of BEPC or the General Partner on behalf of the Partnership and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by BEPC and the Partnership, as applicable, as to matters covered thereby, to each Underwriter.

(pp)

Disclosure Controls and Procedures. Each of BEPC and the Partnership maintains disclosure controls and procedures (i) (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and (ii) as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings; such disclosure controls and procedures have been designed to ensure that material information relating to BEPC or the Partnership and their subsidiaries is made known to BEPC’s or the Partnership’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. BEPC and the Partnership are not aware of (i) any significant deficiency and material weakness in the design or operation of internal control over financial reporting (as such term is defined under National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) which are reasonably likely to adversely affect either BEPC’s or the Partnership’s ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in BEPC’s and the Partnership’s internal controls over financial reporting.

(qq)

Statistical and Market-Related Data. The statistical and market-related data included in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus and the consolidated financial statements of the Partnership and its subsidiaries included in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(rr)

Stamp Duty. No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Bermuda or Canada on or in connection with the sale and delivery of the Exchangeable Shares and Additional Exchangeable Shares, if any, by each of the Selling Securityholders or the execution and delivery of this Agreement.

(ss)

Brokerage Fee. Other than the Underwriters, there is no person acting or purporting to act at the request of BEPC or the Partnership, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein.

(tt)

Cybersecurity; Data Protection. Each of BEPC, the Partnership and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each of BEPC, the Partnership and their respective subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each of BEPC, the Partnership and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) no incidents under internal review or investigations relating to the same except as would not, individually or in the aggregate, result in a Material Adverse Effect. Each of BEPC, the Partnership and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over BEPC, the Partnership and their respective subsidiaries, and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

12	Representations, Warranties and Covenants of each of the Selling Securityholders

12.1	Each Selling Securityholder hereby represents, warrants and covenants to the Underwriters:

(a)	Such Selling Securityholder has been duly formed and is validly existing under the laws of the jurisdiction of its creation;

(b)

such Selling Securityholder (i) has all requisite power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (ii) has all required power and authority to enter into this Agreement and to carry out the provisions of this Agreement;

(c)

neither such Selling Securityholder nor any person acting on behalf of such Selling Securityholder (other than, if applicable, the Partnership and the Underwriters) has used or referred to, or shall use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Exchangeable Shares and Additional Exchangeable Shares, if any;

(d)

such Selling Securityholder is not selling the Exchangeable Shares and Additional Exchangeable Shares, if any based on information that it holds that has not otherwise been made publicly available, which, if such information was made publicly available, could reasonably have a material impact on the price or value of the Exchangeable Shares and Additional Exchangeable Shares, if any;

(e)

such Selling Securityholder shall at the Closing Time and the Over-Allotment Option Closing Time, if applicable, be the sole beneficial owner (except for any beneficial ownership it shares with an affiliate) and sole registered holder of the Exchangeable Shares and Additional Exchangeable Shares, if any, respectively;

(f)

the Exchangeable Shares and Additional Exchangeable Shares, if any, to be sold by such Selling Securityholder hereunder are subject to the interest of the Underwriters, and the obligations of such Selling Securityholder hereunder shall not be terminated by any act of such Selling Securityholder, by operation of law or the occurrence of any other event.

(g)

(A) such Selling Securityholder will, as at the Closing Time and the Over-Allotment Option Closing Time, as applicable, have good title to the Exchangeable Shares and Additional Exchangeable Shares, if any, respectively, free and clear of any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, other security interest or other restriction on transfer of any kind, except for any such restrictions imposed by the terms of this Agreement; (B) such Selling Securityholder will, as at the Closing Time and the Over-Allotment Closing Time, as applicable, have the full right, power and authority to sell, assign and transfer the Exchangeable Shares and Additional Exchangeable Shares, as applicable; and (C) upon the delivery of the Exchangeable Shares or Additional Exchangeable Shares, as applicable, the purchasers thereof will obtain good title to the Exchangeable Shares or Additional Exchangeable Shares, as applicable, free and clear of any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, other security interest or other restriction on transfer of any kind;

(h)

such Selling Securityholder and its affiliates (excluding, for greater certainty, BEPC, the Partnership and their subsidiaries) have not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of BEPC or the Partnership or, except as permitted by this Agreement, facilitate the sale or resale of the Exchangeable Shares or Additional Exchangeable Shares, if any;

(i)

the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Selling Securityholder, executed and delivered by or on behalf of such Selling Securityholder, and this Agreement is a valid and binding agreement of such Selling Securityholder enforceable against such Selling Securityholder in accordance with its terms, provided that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and by the application of equitable principles when equitable remedies are sought and further provided that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(j)

such Selling Securityholder is not in default or in breach of, and the execution and delivery of this Agreement by such Selling Securityholder, the performance and compliance with the terms of this Agreement and the sale of the Exchangeable Shares or Additional Exchangeable Shares, if any, of such Selling Securityholder, as applicable, will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of such Selling Securityholder, or any material mortgage, note, indenture, contract, agreement, instrument, lease other document to which such Selling Securityholder is a party or by which it is bound or any judgement, decree, order, statute, rule or regulation applicable to it;

(k)

other than the Underwriters, there is no person acting or purporting to act at the request of such Selling Securityholder, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein;

(l)

all necessary documents and proceedings have been or will be filed and taken by such Selling Securityholder and all other legal requirements have been or will be fulfilled by such Selling Securityholder under the Applicable Securities Laws, in each case which are required to be filed, taken or fulfilled by a selling securityholder in connection with the sale of the Exchangeable Shares or Additional Exchangeable Shares, if any;

(m)

the Selling Securityholders Information of such Selling Securityholder is true and correct in all material respects and contains no misrepresentation and constitutes full, true and plain disclosure of all material facts required to be stated therein and does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(n)

any certificate signed by any officer of such Selling Securityholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Exchangeable Shares or Additional Exchangeable Shares, if any, shall be deemed a representation and warranty by such Selling Securityholder, as to matters covered thereby, to each Underwriter;

(o)

neither such Selling Securityholder nor any of its controlled affiliates, nor to the knowledge of such Selling Securityholder, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of such Selling Securityholder and its controlled affiliates, (i) is currently subject to or the target of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, any Sanctioned Country. Neither such Selling Securityholder nor its controlled affiliates, will directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, controlled affiliate, joint venture partner or other person or entity for the purpose of (i) funding or facilitating any activities or business of or with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) funding or facilitating any activities of or business in any Sanctioned Country or (iii) engaging in any other activity that will result in a violation of Sanctions by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise). For the past five years, neither such Selling Securityholder nor any of its controlled affiliates has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and

(p)	the Exchangeable Shares and the Additional Exchangeable Shares, if any, are not, and are not deemed to be, “taxable Canadian property” for purposes of the Income Tax Act (Canada).

13	Use of Proceeds

[Reserved]

14	Conditions Precedent

14.1

The following are conditions precedent to the obligation of the Underwriters to close the transaction contemplated by this Agreement, which conditions each of BEPC, the Partnership and each of the Selling Securityholders, as applicable, covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and the Over-Allotment Option Closing Time (if applicable) and which conditions may be waived in writing in whole or in part by the Underwriters:

(a)

the Exchangeable Shares and the Additional Exchangeable Shares, if any, and, when issued, the Units issuable upon the exchange, redemption or acquisition of the Exchangeable Shares and the Additional Exchangeable Shares, if any, shall have attributes substantially as set forth in the Supplemented Canadian Prospectus and the U.S. Prospectus;

(b)

the representations and warranties of each of the Selling Securityholders, BEPC and the Partnership contained in this Agreement shall be true and correct in all material respects (except representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects) as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable) under the same force and effect as if made as at the Closing Time (or Over-Allotment Option Closing Time, as applicable) after giving effect to the transactions contemplated herein (except for representations and warranties that by their express terms are made as of a specific date) and each of the Selling Securityholders, BEPC and the Partnership shall have complied in all material respects, with all of the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(c)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), BEPC shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of BEPC by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, or any amendments thereto:

(A)

there has been, since September 30, 2020 and prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of BEPC on a consolidated basis; and

(B)

no transaction other than those in the ordinary course of business, which is of a nature material to BEPC on a consolidated basis has been entered into, directly or indirectly, by BEPC since September 30, 2020;

(ii)

no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of BEPC has been issued in the United States or any of the Qualifying Jurisdictions and, to BEPC’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)

the representations and warranties of BEPC contained herein are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date); and

(iv)	BEPC has complied with all terms and conditions of this Agreement to be complied with by BEPC at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable),

and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(d)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Partnership shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of the Partnership by any two officers of the General Partner satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, or any amendments thereto:

(A)

there has been, since September 30, 2020 and prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Partnership on a consolidated basis; and

(B)

no transaction other than those in the ordinary course of business, which is of a nature material to the Partnership on a consolidated basis has been entered into, directly or indirectly, by the Partnership since September 30, 2020;

(ii)

no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of the Partnership has been issued in the United States or any of the Qualifying Jurisdictions and, to the Partnership’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)

the representations and warranties of the Partnership contained herein are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date); and

(iv)

the Partnership has complied with all terms and conditions of this Agreement to be complied with by the Partnership at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(e)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the applicable Selling Securityholders shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of the applicable Selling Securityholders by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying for and on behalf of the applicable Selling Securityholders after having made due inquiries, that:

(i)

no order, ruling or determination having the effect of suspending the sale or ceasing or suspending trading in the Exchangeable Shares or Additional Exchangeable Shares has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened;

(ii)

the representations and warranties of such Selling Securityholder contained herein are true and correct, in all material respects (except for representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects), as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made on and as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable, except for representations and warranties that by their express terms are made as of a specific date);

(iii)

the representations and warranties of such Selling Securityholder respecting the Selling Securityholders Information arising by reason of the Partnership’s delivery of the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects) on and as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable) as if such documents had been dated the Closing Date (or the Over-Allotment Option Closing Date) and delivered to the Underwriters (except for representations and warranties that by their express terms are made as of a specific date); and

(iv)

such Selling Securityholder has complied with all terms and conditions of this Agreement to be complied with by such Selling Securityholder at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(f)

at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the chief financial officer of BEPC and of BRP Energy Group L.P., the service provider of the Partnership, shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, with respect to certain financial data contained or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus providing “management comfort” with respect to such information, in form and substance acceptable to the Underwriters, acting reasonably;

(g)

all actions required to be taken by or on behalf of each of the Selling Securityholders, BEPC and the Partnership, including the passing of all requisite resolutions of the board of directors and/or shareholders of each of the Selling Securityholders and BEPC and the board of directors of the General Partner and all requisite filings with governmental authorities, shall have occurred at or prior to the Closing Time so as to validly authorize the execution and filing by BEPC and the Partnership of the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, as applicable, and for each of the Selling Securityholders to sell the Exchangeable Shares and Additional Exchangeable Shares, if any, having the rights, privileges, restrictions and conditions contemplated by the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus, as applicable;

(h)

the Underwriters shall have received at the Closing Time (or the Over-Allotment Option Closing Time, as applicable) the letters of the auditors of BEPC and the Partnership updating each long-form “comfort letter” referred to in Section 6.1 to a date not more than two business days prior to the date of such letter, such letters to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(i)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of each of the Selling Securityholders, BEPC and the Partnership from Torys LLP addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters. In connection with such opinion, Torys LLP may rely on the opinions of local counsel acceptable to counsel to the Underwriters, as to form, substance and choice of counsel, acting reasonably, as to matters governed by laws of jurisdictions other than the laws of the Province of Ontario, the Province of Alberta, the laws of the State of New York and the federal laws of the United States, and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of the Selling Securityholders, BEPC and the Partnership, and others;

(j)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a 10b-5 negative assurance letter from Torys LLP, the Selling Securityholders’, BEPC’s and the Partnership’s U.S. legal counsel, addressed to the Underwriters, in form and content acceptable to the Underwriters, acting reasonably;

(k)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a legal opinion, dated the Closing Date or the Over-Allotment Closing Date, as applicable, on behalf of the Partnership and BRELP from Torys LLP, to the effect that each of the Partnership and BRELP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(l)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of BEPC from McMillan LLP addressed to the Underwriters with respect to such matters as may reasonably be requested by the Underwriters;

(m)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of the Partnership from Appleby (Bermuda) Limited, addressed to the Underwriters with respect to such matters as may reasonably be requested by the Underwriters;

(n)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of BEPC and the Partnership from Latham &Watkins LLP, addressed to the Underwriters with respect to BEPC’s and the Partnership’s status as an “investment company” under the Investment Company Act and such other matters as may reasonably be requested by the Underwriters;

(o)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion and 10b-5 negative assurance letter, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, from their U.S. counsel, Milbank LLP, and a favorable legal opinion of their Canadian counsel, Goodmans LLP, with respect to such matters as the Underwriters may reasonably request;

(p)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received the appropriate legal opinions, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, addressed to the Underwriters and their counsel, as to compliance with the laws of Québec relating to the use of the French language, which required opinions shall be in form and substance satisfactory to the Underwriters’ counsel, acting reasonably;

(q)

at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), each of BEPC and the Partnership shall have delivered evidence that each of BEPC and the Partnership is a “reporting issuer” and is not listed as in default of any requirements of the Canadian Securities Laws, or its equivalent, in each of the Qualifying Jurisdictions;

(r)

no order suspending the effectiveness of the U.S. Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A of the Securities Act shall be pending before or threatened by the SEC; the U.S. Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3.2 hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

(s)

the Underwriters shall have received a certificate dated the Closing Date and a certificate dated the Over-Allotment Option Closing Date (if applicable) signed by the authorized signing authorities of each of the Selling Securityholders, as may be acceptable to the Underwriters, in form and content satisfactory to the Underwriters’ counsel, acting reasonably, with respect to:

(i)	the articles and by-laws of each of the Selling Securityholders;

(ii)

the resolutions of each of the Selling Securityholders, relevant to the sale of the Exchangeable Shares and Additional Exchangeable Shares, if any, and the authorization of the other agreements and transactions contemplated herein; and

(iii)	the incumbency and signatures of the applicable authorized signing authorities of each of the Selling Securityholders; and

(t)

on or prior to the Closing Time or the Over-Allotment Option Closing Time (if applicable), each of the Selling Securityholders, BEPC and the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

15	Termination

15.1

In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at its option, to terminate and cancel its obligations under this Agreement, without any liability on their or its part, in the following circumstances:

(a)

Regulatory Proceeding Out. If after the Applicable Time and prior to the Closing Time and, if applicable, the Over-Allotment Option Closing Time, an inquiry, action, suit, investigation (whether formal or informal) or other proceeding is commenced, threatened or announced, or any order or ruling is made or issued under or pursuant to any law of Canada or the United States or any state thereof or by any other regulatory authority or stock exchange (except any such proceeding or order based solely upon the activities of any of the Underwriters), or there is any change of law or the interpretation, pronouncement or administration thereof, which in such Underwriter’s opinion, acting reasonably, would prevent, suspend, delay, restrict or adversely affect the trading in or the distribution of the Exchangeable Shares, the Additional Exchangeable Shares, if any, the Units or any other securities of BEPC or the Partnership in any of the Qualifying Jurisdictions or in the United States; or

(b)

Disaster Out. If after the Applicable Time and prior to the Closing Time and, if applicable, the Over-Allotment Option Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence (including any natural catastrophe, act of war, terrorism or similar event, or any governmental action, change of applicable law or regulation (or the judicial interpretation thereof), state, condition or major financial occurrence which, in an Underwriter’s reasonable opinion, might reasonably be expected to have a significant adverse effect on the state of the financial markets in Canada or the United States or the business, operations or capital of the Partnership and its subsidiaries (including BEPC), on a consolidated basis, or BEPC and its subsidiaries, on a consolidated basis, or the market price or value of the Exchangeable Shares, the Additional Exchangeable Shares, if any, or the Units; or

(c)

Material Change. If after the Applicable Time and prior to the Closing Time and, if applicable, the Over-Allotment Option Closing Time, there should occur, be discovered by the Underwriters or be announced by the Partnership, any material change or a change in any material fact which results or, in the sole opinion of such Underwriter, acting reasonably, might be expected to result, in the purchasers of a material number of Exchangeable Shares or Additional Exchangeable Shares, if any, exercising their right under applicable legislation to withdraw from their purchase of Exchangeable Shares or Additional Exchangeable Shares, as the case may be, or, in the sole opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Exchangeable Shares, Additional Exchangeable Shares, if any, or the Units or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Exchangeable Shares on the Closing Date or the Additional Exchangeable Shares, if any, on the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus; or

(d)

Financial Market Out. If (i) there is a suspension or material limitation in trading in securities generally on any of the Exchanges, a suspension or material limitation in trading in BEPC’s or the Partnership’s securities on any of the Exchanges or (ii) a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States, which, in each such instance, the effect is such as to make it, in the judgment of such Underwriter, acting reasonably, impracticable or inadvisable to proceed with the offer, sale or delivery of the Exchangeable Shares on the Closing Date or the Additional Exchangeable Shares, if any, on the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the U.S. Prospectus and the Supplemented Canadian Prospectus.

15.2

The rights of termination contained in Section 15.1 may be exercised by any Underwriter giving written notice thereof to the Selling Securityholders, BEPC and the Partnership and the Representatives at any time prior to the Closing Time and, if applicable, the Over-Allotment Option Closing Time, and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Selling Securityholders, BEPC or the Partnership in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability or obligation on the part of the Underwriters to the Selling Securityholders, BEPC or the Partnership or on the part of the Selling Securityholders, BEPC or the Partnership to the Underwriters except in respect of any liability or obligation under any of Sections 18 and 19 which will remain in full force and effect.

16	Conditions

16.1

All terms and conditions of this Agreement shall be construed as conditions and any material breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle any of the Underwriters to terminate their obligation to purchase the Exchangeable Shares or the Additional Exchangeable Shares, if any, by notice in writing to that effect given to the Selling Securityholders, BEPC and the Partnership at or prior to the Closing Time or, if applicable, the Over-Allotment Option Closing Time. The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

17	Restrictions on Further Issues or Sales

17.1

Neither BEPC nor the Partnership, nor any of their subsidiaries, nor the Selling Securityholders, BRPI, nor BREP will, nor will any of them announce any intention to, directly or indirectly, for a period commencing on the date hereof and ending 60 days after the Closing, without the prior written consent of the Representatives, on behalf of the Underwriters, which consent shall not be unreasonably withheld, conditioned or delayed, (i) offer or sell, or enter into an agreement to offer or sell any class A exchangeable subordinate voting shares or other securities of BEPC or securities of the Partnership, or securities convertible into, exchangeable for, or otherwise exercisable into, any class A exchangeable subordinate voting shares, Units or other securities of BEPC or the Partnership, other than (A) for purposes of directors’, officers’ or employee incentive plans; (B) pursuant to the Partnership’s distribution reinvestment plan; (C) to satisfy any other currently outstanding instruments or other contractual commitments in relation to any transaction that has been disclosed in writing to the Underwriters; (D) class A exchangeable subordinate voting shares of BEPC or Units issued in connection with an arm’s-length acquisition, merger, consolidation or amalgamation with any company or companies, as long as the party receiving such class A exchangeable subordinate voting shares of BEPC or Units agrees to be similarly restricted; (E) the issuance of Units pursuant to exchange, redemption or acquisition, as applicable, of outstanding REUs or class A exchangeable subordinate voting shares of BEPC; (F) the issuance of class B multiple voting shares and/or class C non-voting shares of BEPC; (G) debt securities, preferred limited partnership units or preferred shares not convertible into class A exchangeable subordinate voting shares of BEPC or Units; (H) the sale of the Additional Exchangeable Shares, if any; (I) any other securities exchangeable into class A exchangeable subordinate voting shares of BEPC; (J) Units in satisfaction of any exchange, redemption or acquisition of class A exchangeable subordinate voting shares of BEPC; and (K) a transfer by a Selling Securityholder, BRPI and/or BREP to an affiliate of any securities of BEPC or the Partnership or securities convertible into, exchangeable for, or otherwise exercisable into securities of BEPC or the Partnership, provided that in the case of a transfer of any such securities to an affiliate that is not already bound by this Section 17.1, the transferee affiliate agrees to be bound by the same terms as the transferor under this Agreement; (ii) file or cause to be filed, or make any demand for or exercise any right to file or cause to be filed, any registration statement with respect to the registration of any class A exchangeable subordinate voting shares of BEPC or securities convertible, exchangeable or exercisable into class A exchangeable subordinate voting shares of BEPC, Units or other securities of BEPC or the Partnership (other than the Canadian Shelf Prospectus Amendment and other than in connection with (i)(D), (i)(G), (i)(I) or (i)(J) above), or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of class A exchangeable subordinate voting shares of BEPC or Units.

18	Indemnification

18.1

Each of BEPC and the Partnership shall, jointly and severally, indemnify and hold harmless each of the Underwriters (which term, for the purpose of this Section 18 shall be deemed to include affiliates of the Underwriters) and the Underwriters’ respective directors, officers, employees and agents, and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for the purposes of this Section 18, the “Indemnified Underwriter Parties”), from and against all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of Exchangeable Shares and Additional Exchangeable Shares, if any), costs, damages and expenses (including, without limitation, legal fees and other reasonable expenses of investigation and defending any claims or litigation as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)

any breach of or default under any representation, warranty, covenant or agreement of BEPC or the Partnership in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of BEPC or the Partnership to comply with any of its obligations hereunder or thereunder;

(b)

any information or statement (except any information or statement relating solely to the Underwriters and furnished in writing by them through the Representatives and the Selling Securityholders Information) in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus or any amendments thereto or any other material filed in compliance or intended compliance with Applicable Securities Laws being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)

any untrue statement or alleged untrue statement of a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them through the Representatives and the Selling Securityholders Information) contained in the U.S. Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)

any untrue statement or alleged untrue statement of a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them through the Representatives and the Selling Securityholders Information) included in any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus or any other material filed in compliance or intended compliance with Applicable Securities Laws, or any omission or alleged omission to state therein a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them through the Representatives and the Selling Securityholders Information) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)

BEPC or the Partnership not complying with any requirement of Applicable Securities Laws, or any breach or violation or alleged breach or violation of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(f)

any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority (except any such proceeding or order based solely upon the activities of any of the Underwriters) or any change of law or the interpretation or administration thereof which operates to prevent or restrict the trading in or the distribution of Exchangeable Shares, Additional Exchangeable Shares, if any, or any other securities of BEPC or the Partnership in any of the Qualifying Jurisdictions;

provided that BEPC and the Partnership shall cease to be liable for indemnification under this Section 18.1 in respect of any liabilities, claims, demands, losses, costs, damages and expenses that arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact or any omission or alleged omission of a material fact made in the U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus or in any other material so filed in reliance upon and in conformity with any information in respect of any of the Underwriters solely to the extent that such information is furnished in writing to BEPC and the Partnership by the Underwriters through the Representatives specifically for inclusion in such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 18.5 below. The rights of indemnity contained in this Section 18.1 in respect of a claim based on a misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission in the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Canadian Preliminary Supplement or the Supplemented Canadian Prospectus shall not apply if BEPC and the Partnership have complied with Section 7.1 and, if applicable, Sections 7.2 and 9.3 and the person asserting such claim was not provided with a copy of the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Supplemented Canadian Prospectus (which is required under the Canadian Securities Laws to be delivered to such person by the Underwriters) which corrects such misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission.

18.2

Each of the Selling Securityholders shall indemnify and hold harmless each of the Indemnified Underwriter Parties from and against all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any), costs, damages and expenses (including, without limitation, legal fees and other reasonable expenses of investigation and defending any claims or litigation as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)

any breach of or default under any representation, warranty, covenant or agreement of such Selling Securityholder in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of such Selling Securityholder to comply with any of its obligations hereunder or thereunder;

(b)

any Selling Securityholders Information in respect of such Selling Securityholder in the Disclosure Package, the U.S. Prospectus, the Canadian Preliminary Supplement and the Supplemented Canadian Prospectus or any amendments thereto or any other material filed in compliance or intended compliance with Applicable Securities Laws being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)

any untrue statement or alleged untrue statement of a material fact in respect of such Selling Securityholder contained in the Selling Securityholders Information in the U.S. Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)

any untrue statement or alleged untrue statement of a material fact in respect of such Selling Securityholder included in the Selling Securityholders Information in any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus or any other material filed in compliance or intended compliance with Applicable Securities Laws, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)

such Selling Securityholder not complying with any requirement of Applicable Securities Laws, or any breach or violation or alleged breach or violation of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(f)

any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation in the Selling Securityholders Information in respect of such Selling Securityholder (except any such proceeding or order based solely upon the activities of any of the Underwriters) which operates to prevent or restrict the trading in or the distribution of Exchangeable Shares, Additional Exchangeable Shares, if any, or any other securities of BEPC or the Partnership in any of the Qualifying Jurisdictions.

18.3

As used in this Section 18, “Applicable Indemnifying Party” means BEPC or the Partnership, as applicable, in respect of a claim for indemnification under Section 18.1 and the applicable Selling Securityholder in respect of a claim for indemnification under Section 18.2.

18.4

If any of the Indemnified Underwriter Parties incurs or suffers any loss, claim, demand, damage, cost, expense or liability (other than loss of profit) caused by or arising directly or indirectly by reason of any circumstance described in this Section 18 in respect of which the Applicable Indemnifying Party would be obligated to indemnify pursuant to that Section and is indemnified (pursuant to a legal obligation or otherwise) in respect thereof by any of the Underwriters, then such of the Underwriters who provided such indemnity shall be protected and indemnified by the Applicable Indemnifying Party to the extent thereof. It is intended that the rights to indemnity provided in this Section 18 be held in trust by the Underwriters for the benefit of the Indemnified Parties other than the Underwriters.

18.5

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless BEPC, the Partnership, each of the Selling Securityholders, each of their respective directors and officers who signed the U.S. Registration Statement and each person who controls BEPC, the Partnership or each of the Selling Securityholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Partnership Parties” and, together with the Indemnified Underwriter Parties, the “Indemnified Parties”) to the same extent as the indemnity set forth in Section 18.1(c) and (d) above, but only with respect to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission made in reliance upon and in conformity with written information furnished to BEPC and the Partnership by any Underwriter through the Representatives expressly for use in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the heading “Underwriting” in the U.S. Preliminary Prospectus and the U.S. Prospectus furnished on behalf of each Underwriter: the information related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained under the subheading “Stabilization, Short Positions and Penalty Bids” thereunder.

18.6

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 18.1 and 18.2 are unavailable, in whole or in part, for any reason to an Indemnified Underwriter Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, the Applicable Indemnifying Party shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Underwriter Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)

in such proportion as is appropriate to reflect the relative benefits received by the Applicable Indemnifying Party on the one hand and the Underwriters on the other hand from the offering of the Exchangeable Shares and the Additional Exchangeable Shares, if any; or

(b)

if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Applicable Indemnifying Party, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in Section 18.1 which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. The relative benefits received by the Applicable Indemnifying Party, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the offering of the Exchangeable Shares and the Additional Exchangeable Shares, if any (net of the Underwriting Fee payable to the Underwriters but before deducting expenses), received by each of the Selling Securityholders is to the Underwriting Fee received by the Underwriters. The relative fault of the Applicable Indemnifying Party on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Sections 18.1 and 18.2 which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Applicable Indemnifying Party or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Sections 18.1 and 18.2. The amount paid or payable by an Indemnified Underwriter Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 18.6 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 18.6. Notwithstanding the provisions of this Section 18.6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total Underwriting Fee received by such Underwriter with respect to the offering of the Exchangeable Shares and the Additional Exchangeable Shares, if any, exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 18.6 are several in proportion to their respective purchase obligations hereunder and not joint.

18.7

If any claim contemplated by this Section 18 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Applicable Indemnifying Party or the Underwriters, as applicable (referred to interchangeably for purposes of this Section 18.7 as the “Indemnified Party”) of the nature of such claim (provided that any failure to so notify promptly shall relieve the Indemnifying Party of liability under this Section 18 only to the extent that such failure prejudices the ability of the Indemnifying Party to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defense of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any Indemnified Party in respect of any Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of time; (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of the Indemnifying Party to constitute each of the Underwriters as trustees for the Underwriters’ directors, officers, employees, affiliates and persons who control any of the Underwriters, of the covenants of the Indemnifying Party under Sections 18.1 and 18.2 with respect to the Indemnified Parties and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

18.8

The Applicable Indemnifying Party waives all right of contribution by statute or common law which it may have against the Underwriters in respect of losses, claims, costs, damages or liabilities which it may sustain as a direct or indirect consequence of any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Canadian Preliminary Supplement, the Supplemented Canadian Prospectus or any other document containing or being alleged to contain a misrepresentation, provided that such right against any one of the Underwriters is not waived in respect of losses, claims, demands, costs, damages, expenses or liabilities sustained as a direct or indirect consequence of the Supplemented Canadian Prospectus or any other document containing a misrepresentation of which such Underwriter was aware of at the time it signed the Supplemented Canadian Prospectus or any amendment to the Supplemented Canadian Prospectus or a misrepresentation made in reliance upon and in conformity with information in respect of the Underwriters furnished to the Applicable Indemnifying Party by the Underwriters specifically for use in the preparation of the Supplemented Canadian Prospectus or other document.

18.9	The rights provided in this Section 18 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

19	Expenses

19.1

Whether or not the Offering is completed, BEPC and the Partnership will be responsible for all expenses of or incidental to the creation, issue, delivery and marketing of the Offering, including, without limitation, all reasonable fees and disbursements of the Selling Securityholders’, BEPC’s and the Partnership’s legal counsel, all fees and disbursements of auditors, prospectus filing fees, fees and expenses in connection with any required review by the Financial Industry Regulatory Authority, Inc. (including related reasonable and documented fees and expenses of counsel to the Underwriters in an amount not greater than $35,000), fees and expenses in connection with the qualification of the Exchangeable Shares and the Additional Exchangeable Shares, if any, under the securities laws of the several jurisdictions as provided in Section 3.2(b) and the preparation, printing and distribution of a “blue sky” memorandum (including related fees and expenses of counsel to the Underwriters), if any, rating agency fees and all expenses related to marketing activities and printing costs; provided, however, that the Underwriters will be responsible for their “out of pocket” expenses and the fees and disbursements of the Underwriters’ legal counsel. If the Offering is terminated, other than by reason of a default of one of the Underwriters, the Selling Securityholders shall reimburse the Underwriters for any and all expenses reasonably incurred by them.

20	Several Obligations

20.1

The obligations of the Underwriters to purchase the Exchangeable Shares and the Additional Exchangeable Shares, if any, shall be several and not joint, and the percentage of the Exchangeable Shares and the Additional Exchangeable Shares, if any, which each of the Underwriters shall be severally obligated to purchase is as follows:

Barclays Capital Inc.	15.75%
J.P. Morgan Securities LLC	15.75%
Morgan Stanley & Co. LLC	10.00%
Scotia Capital (USA) Inc.	10.00%
BMO Nesbitt Burns Inc.	4.00%
CIBC World Markets Inc.	4.00%
HSBC Securities (USA) Inc.	4.00%
National Bank Financial Inc.	4.00%
RBC Dominion Securities Inc.	4.00%
TD Securities Inc.	4.00%
Wells Fargo Securities Canada, Ltd.	4.00%
Merrill Lynch Canada Inc.	4.00%
Citigroup Global Markets Canada Inc.	4.00%
Credit Suisse Securities (Canada), Inc.	4.00%
Deutsche Bank Securities Inc.	4.00%
Mizuho Securities USA LLC	1.50%
MUFG Securities Americas Inc.	1.50%
SMBC Nikko Securities America, Inc.	1.50%
Total	100.00%

For the avoidance of doubt, each of Deutsche Bank Securities Inc. and SMBC Nikko Securities America, Inc. will only distribute the Exchangeable Shares and the Additional Exchangeable Shares, if any, outside of Canada.

The respective purchase obligations of the Underwriters with respect to the Exchangeable Shares and the Additional Exchangeable Shares, if any, shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

20.2

If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, at the Closing Time or Over-Allotment Option Closing Time, as applicable, and the number of Exchangeable Shares or Additional Exchangeable Shares, if any, not purchased is less than or equal to 10% of the aggregate number of Exchangeable Shares or Additional Exchangeable Shares, if any, agreed to be purchased by the Underwriters pursuant to this Agreement, each of the other Underwriters shall be obligated to purchase severally the Exchangeable Shares or Additional Exchangeable Shares, if any, not taken up, on a pro rata basis or as they may otherwise agree as between themselves.

20.3

If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, at the Closing Time or Over-Allotment Option Closing Time, as applicable, and the number of Exchangeable Shares or Additional Exchangeable Shares, if any, not purchased is greater than 10% of the aggregate number of Exchangeable Shares or Additional Exchangeable Shares, if any, agreed to be purchased by the Underwriters pursuant to this Agreement, those of the Underwriters who shall be willing and able to purchase their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, shall have the right, but not the obligation, to purchase severally the Exchangeable Shares or Additional Exchangeable Shares, if any, not taken up, on a pro rata basis or as they may otherwise agree as between themselves. In the event that such right is not exercised, the Underwriter or Underwriters which are willing and able to purchase its or their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, shall be relieved, without liability, of its or their obligations to purchase its or their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, on submission to the Selling Securityholders, BEPC and the Partnership of reasonable evidence of its or their ability and willingness to fulfill its or their obligations under this Agreement at the Closing Time or Over-Allotment Option Closing Time, as applicable.

20.4

Notwithstanding anything contained in Section 20.2 or 20.3, nothing in this Section 20 shall oblige the Selling Securityholders to sell to the Underwriters less than all of the Exchangeable Shares or the Additional Exchangeable Shares, if any. In addition, nothing contained in Section 20.2 or 20.3, shall relieve from responsibility to BEPC, the Partnership and each of the Selling Securityholders any one of the Underwriters who shall default in its obligation to purchase its respective percentage of the Exchangeable Shares or the Additional Exchangeable Shares, if any.

21	Authority of the Representatives

21.1

All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of any waiver of a material condition precedent pursuant to Section 14, any notice of termination pursuant to Section 15, any settlement of an indemnified claim pursuant to Section 18 and any agreement to amend this Agreement, may be taken by the Representatives on the Underwriters’ behalf, after consultation with the other Underwriters, and this is the authority to each of the Selling Securityholders, BEPC and the Partnership for accepting notification of any such steps from the Representatives on their behalf without any further investigation or inquiry.

22	Notices

22.1

Any notices or other communication that may be required or desired to be given pursuant to this Agreement may be given in writing by telecopier, electronic mail or by hand delivery, delivery or other charges prepaid, and:

if to BEPC at:

Brookfield Renewable Corporation

250 Vesey Street, 15th Floor

New York, New York, 10281

Attention: Jennifer Mazin

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

Box 270, TD Centre

79 Wellington Street West

Toronto, Ontario M5K 1N2

Attention: Karrin Powys-Lybbe and Josh Lavine

Facsimile: (416) 865-7380

-and-

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036-7703

Attention: Mile Kurta and Christopher Bornhorst

Facsimile No.: (212) 682-0200

if to the Partnership at:

Brookfield Renewable Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12

Bermuda

Attention: Jane Sheere

Facsimile No.: (441) 296-4475

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

Box 270, TD Centre

79 Wellington Street West

Toronto, Ontario M5K 1N2

Attention: Karrin Powys-Lybbe and Josh Lavine

Facsimile: (416) 865-7380

-and-

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036-7703

Attention: Mile Kurta and Christopher Bornhorst

Facsimile No.: (212) 682-0200

if to the Selling Securityholders at:

Brookfield Investments Corporation

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention: Corporate Secretary

BPY Holdings Inc.

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention: Corporate Secretary

BPY Canada Investor Inc.

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention: Corporate Secretary

Brookfield International Limited

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention: Corporate Secretary

Brookfield Holdings (Alberta) Limited

4906 Richard Road SW

Calgary, Alberta

AB T3E 6L1

Attention: Corporate Secretary

Brookfield Financial Real Estate Holdings Inc.

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention: Corporate Secretary

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

Box 270, TD Centre

79 Wellington Street West

Toronto, Ontario M5K 1N2

Attention: Karrin Powys-Lybbe and Josh Lavine

Facsimile: (416) 865-7380

-and-

1114 Avenue of the Americas ,23rd Floor

New York, NY 10036-7703

Attention: Mile Kurta and Christopher Bornhorst

Facsimile No.: (212) 682-0200

if to BRPI at:

Brookfield Renewable Power Inc.

Brookfield Place, 181 Bay Street

Suite 300, P.O. Box 762

Toronto, Ontario

M5J 2T3

Attention: Corporate Secretary

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

Box 270, TD Centre

79 Wellington Street West

Toronto, Ontario M5K 1N2

Attention: Karrin Powys-Lybbe and Josh Lavine

Facsimile: (416) 865-7380

-and-

1114 Avenue of the Americas ,23rd Floor

New York, NY 10036-7703

Attention: Mile Kurta and Christopher Bornhorst

Facsimile No.: (212) 682-0200

if to BREP at:

BREP Holding L.P.

73 Front Street, 5th Floor

Hamilton, HM 12

Bermuda

Attention: Jane Sheere

Facsimile No.: (441) 296-4475

with a copy (which shall not constitute notice) to:

Torys LLP

Suite 3000

Box 270, TD Centre

79 Wellington Street West

Toronto, Ontario M5K 1N2

Attention: Karrin Powys-Lybbe and Josh Lavine

Facsimile: (416) 865-7380

-and-

1114 Avenue of the Americas, 23rd Floor

New York, NY 10036-7703

Attention: Mile Kurta and Christopher Bornhorst

Facsimile No.: (212) 682-0200

if to the Underwriters at:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: 646-834-8133

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Fax: (212) 622-8358)

Attention: Equity Syndicate Desk

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention:

Scotia Capital (USA) Inc.

250 Vesey Street

New York, NY 10281

Attn: Equity Capital Markets

Email: US.ECM@scotiabank.com

with copy to

Chief Legal Officer, U.S.

Scotia Capital (USA) Inc.

250 Vesey Street

New York, NY 10281

Email: US.Legal@scotiabank.com

BMO Nesbitt Burns Inc.

100 King Street West, 3rd Floor Podium

Toronto, Ontario, M5X 1H3

Attention: Manny Dhillon

Email: bmoprospectus@bmo.com

CIBC World Markets Inc.

161 Bay Street

Toronto, ON, M5J 2S8

Attention: Joe Kostandoff

Facsimile: 416 594-7765

HSBC Securities (USA) Inc.

452 Fifth Avenue, New York, NY 10018

Attention: Alfred Traboulsi

National Bank Financial Inc.

1155 Metcalfe, 23rd Floor, Montreal, QC, H3B 4S9

Attention: Martin Robitaille

Facsimile: 514-390-7810

RBC Dominion Securities Inc.

RBC Plaza, South Tower, 200 Bay Street, 4th Floor

Toronto, ON, M5J 2W7

Attention: Robert Nicholson

TD Securities Inc.

66 Wellington St W

Toronto, ON M5K 1A2

Attention: John Kroeker

Facsimile: 416-983-3176

Wells Fargo Securities Canada, Ltd.

22 Adelaide Street West, Suite 2200

Toronto, ON, M5H 4E3

Attention: Akshay Pattni

Fax number: 1-877-364-9885

Merrill Lynch Canada Inc.

Attn: Philip Bogdanowicz

Suite 400, 181 Bay St

Toronto, ON

M5J 2V8

Canada

with a copy to:

Facsimile: (212) 230-8730

Attention: ECM Legal

Citigroup Global Markets Canada Inc.

123 Front St West, 19th Floor

Toronto, Ontario, Canada, M5J 2M3

Attention: Grant Kernaghan

Email: grant.kernaghan@citi.com

Credit Suisse Securities (Canada), Inc.

One First Canadian Place

Suite 2900

Toronto, ON, M5X 1C9 Canada

Attention: IB-Legal

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor,

New York, New York 10005,

Attention: Equity Capital Markets – Syndicate Desk

with a copy to

Deutsche Bank Securities Inc.,

60 Wall Street, 36th Floor,

New York, New York 10005

Attention: General Counsel

Facsimile: (646) 374-1071

Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor

New York, NY 10003

Attention: Equity Capital Markets

Telephone: (212)-205-7600

Email: us-ecm@mizuhogroup.com

Fax #: 917-267-5338@Fax2Mail.com

With a copy to office of the General Counsel at:

legalnotices@mizuhogroup.com

MUFG Securities Americas Inc.

Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2940

Toronto, ON, M5J 2J1

Attention: Jason Stanger (E: Jason.Stanger@mufgsecurities.com

Tel.: 416-270-2338)

Facsimile: N/A

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th floor

New York, NY 10172

Attention: Equity Capital Markets

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attention: Paul Denaro

and a copy (which shall not constitute notice) to:

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7

Attention: Bill Gorman and Emily Ting

Facsimile No.: (416) 979-1234

Any such notice or other communication shall be deemed to be given at the time telecopied or delivered, if telecopied or delivered to the recipient on a business day (in Toronto, Ontario) and before 5:00 p.m. (Toronto time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (Toronto time) on the next following business day (in Toronto, Ontario).

23	Relationship of Underwriters with TMX Group Limited

23.1

Each of CIBC World Markets Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, National Bank Financial Inc. and RBC Dominion Securities Inc., or an affiliate thereof, may own or control an equity interest in TMX Group Limited (“TMX Group”) and each of CIBC World Markets Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, National Bank Financial Inc. and RBC Dominion Securities Inc., or an affiliate thereof, may have a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

24	Miscellaneous

24.1

In connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, the Underwriters and members of their selling group (if any) may, in conformity with all applicable laws, over-allot or effect transactions which stabilize or maintain the market price of the Exchangeable Shares and the Additional Exchangeable Shares, if any, at levels above those which might otherwise prevail on the open market in compliance with Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued at any time.

24.2

The representations and warranties contained in this Agreement or in documents submitted pursuant to this Agreement and in connection with the transactions contemplated hereby shall survive the purchase by the Underwriters of the Exchangeable Shares and the Additional Exchangeable Shares, if any, and shall continue in full force and effect until three years from Closing Date unaffected by any subsequent disposition by the Underwriters of the Exchangeable Shares and Additional Exchangeable Shares, if any.

24.3	Time shall be of the essence of this Agreement.

24.4

This Agreement may be executed in several counterparts by facsimile or electronic PDF copy, each of which when so executed shall be deemed to be an original but which together will constitute one and the same agreement.

24.5

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

24.6

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

24.7	This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

24.8

Each of BEPC, the Partnership and each of the Selling Securityholders hereby submits to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of BEPC, the Partnership and each of the Selling Securityholders irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of BEPC, the Partnership and each of the Selling Securityholders irrevocably appoints Brookfield Power US Holding America Co. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to BEPC, the Partnership and/or each of the Selling Securityholders, as applicable, by the person serving the same to the address provided in Section 22.1, shall be deemed in every respect effective service of process upon BEPC, the Partnership and/or each of the Selling Securityholders, as applicable, in any such suit or proceeding. Each of BEPC, the Partnership and each of the Selling Securityholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

24.9

Each of BEPC, the Partnership and each of the Selling Securityholders acknowledges and agrees that (a) the purchase and sale of the Exchangeable Shares and the Additional Exchangeable Shares, if any, pursuant to this Agreement, including the determination of the offering price of the Exchangeable Shares and the Additional Exchangeable Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between each of the Selling Securityholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of each of the Selling Securityholders, BEPC or the Partnership or its unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of each of the Selling Securityholders or the Partnership with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising each of the Selling Securityholders, BEPC or the Partnership on other matters) and no Underwriter has any obligation to each of the Selling Securityholders, BEPC or the Partnership with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Selling Securityholders, BEPC and/or the Partnership and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and each of the Selling Securityholders, BEPC and the Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

24.10

Each of the Selling Securityholders, BEPC and the Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.11

The obligation of BEPC, the Partnership or any Selling Securityholder in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, BEPC, the Partnership and/or such Selling Securityholder, as applicable, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to BEPC, the Partnership and/or such Selling Securityholder, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

24.12	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24.12:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.13	The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

Accepted and agreed to as of this 10th day of February, 2021.

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ James Bodi
Name: James Bodi
Title: Vice President

BROOKFIELD RENEWABLE CORPORATION

By:	/s/ Wyatt Hartley
Name: Wyatt Hartley
Title: Chief Financial Officer

BROOKFIELD INVESTMENTS CORPORATION

By:	/s/ Thomas Corbett
Name: Thomas Corbett
Title: Vice-President and Chief Financial Officer

BPY HOLDINGS INC.

By:	/s/ Christopher Wong
Name: Christopher Wong
Title: Vice President

BPY CANADA INVESTOR INC.

By:	/s/ Christopher Wong
Name: Christopher Wong
Title: Vice President

BROOKFIELD INTERNATIONAL LIMITED

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Vice-President and Secretary

BROOKFIELD HOLDINGS (ALBERTA) LIMITED

By:	/s/ Thomas Lui
Name: Thomas Lui
Title: Vice President

BROOKFIELD FINANCIAL REAL ESTATE HOLDINGS INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Vice-President and Secretary

Solely with respect to Section 17.1 of the Agreement,

BROOKFIELD RENEWABLE POWER INC.

By:	/s/ Jennifer Mazin
Name: Jennifer Mazin
Title: Senior Vice President and Secretary

BREP HOLDING L.P., by its general partner, BRP BERMUDA GP LIMITED

By:	/s/ James Bodi
Name: James Bodi
Title: Vice President

Please confirm your acceptance of this offer by signature of an authorized officer or officers in the space set forth below.

Yours very truly,

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Lucy Brash
Name: Lucy Brash
Title: Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Allen Merrill
Name: Allen Merrill
Title: Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

BMO NESBITT BURNS INC.

By:	/s/ Daniel Armstrong
Name: Daniel Armstrong
Title: Managing Director

CIBC WORLD MARKETS INC.

By:	/s/ David Williams
Name: David Williams
Title: Managing Director and Head

HSBC SECURITIES (USA) INC.

By:	/s/ David Loh
Name: David Loh
Title: Director, Capital Markets

NATIONAL BANK FINANCIAL INC.

By:	/s/ Martin Robitaille
Name: Martin Robitaille
Title: Managing Director & Head of Global Power

RBC DOMINION SECURITIES INC.

By:	/s/ Robert Nicholson
Name: Robert Nicholson
Title: Managing Director

TD SECURITIES INC.

By:	/s/ John Kroeker
Name: John Kroeker
Title: Managing Director

WELLS FARGO SECURITIES CANADA, LTD.

By:	/s/ Darin Deschamps
Name: Darin Deschamps
Title: Head

MERRILL LYNCH CANADA INC.

By:	/s/ Eric Giroux
Name: Eric Giroux
Title: Managing Director

CITIGROUP GLOBAL MARKETS CANADA INC.

By:	/s/ Grant Kernaghan
Name: Grant Kernaghan
Title: Chairman

CREDIT SUISSE SECURITIES (CANADA), INC.

By:	/s/ Ram Amarnath
Name: Ram Amarnath
Title: Managing Director, Head of Capital Markets & Advisory Canada

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Perry
Name: John Perry
Title: Director

By:	/s/ Manoj Mahtani
Name: Manoj Mahtani
Title: Director

MIZUHO SECURITIES USA LLC

By:	/s/ James M Shepard
Name: James M Shepard
Title: Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Jason J. Demark
Name: Jason J. Demark
Title: Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

Schedule A

The initial price to the public of the Exchangeable Shares: $51.50 per Exchangeable Share.

Schedule B

Issuer Free Writing Prospectuses

None.